UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

MYOMO, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b).

May [●], 2026

Dear Myomo Stockholder:

I am pleased to invite you to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Myomo, Inc. (the “Company”) to be held on Thursday, June 25, 2026, at 9:00 a.m. Eastern Time. We have adopted a virtual format for our Annual Meeting to provide a consistent and convenient experience to all stockholders regardless of location. Stockholders may attend the virtual Annual Meeting by visiting www.proxydocs.com/MYO and register to attend the meeting.

At this year’s virtual Annual Meeting, our stockholders will be asked to:

1.
elect the two nominees for Class III director, who are named in the Proxy Statement;
2.
approve in an advisory (non-binding) vote, the compensation of our named executive officers as disclosed in the Proxy Statement;
3.
ratify the appointment of CBIZ CPAs P.C ("CBIZ") as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
4.
approve the adoption of Amendment No. 3 to the Myomo 2018 Stock Option and Incentive Plan (the "Amended 2018 Plan"), which increases the number of shares available under the Amended 2018 Plan by 1,833,000 shares;
5.
approve an amendment to our certificate of incorporation to increase the number of authorized shares of common stock to 100,000,000 shares;
6.
to vote upon an advisory (non-binding) stockholder proposal regarding the classification of directors (if properly presented at the Annual Meeting); and
7.
to approve any adjournments and postponements of the Annual Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the Annual Meeting to approve Proposals 1-6; and
8.
to transact any other business that properly comes before the Annual Meeting.

The board of directors unanimously recommends that you vote FOR the election of the director nominees, FOR the compensation of our named executive officers, FOR the ratification of the appointment of CBIZ, FOR the adoption of Amendment No. 3 to the 2018 Stock Option and Incentive Plan, and FOR the amendment to our certificate of incorporation to increase the number of authorized shares of common stock. The board of directors is not making a recommendation on the advisory (non-binding) stockholder proposal regarding the classification of directors.

Under Securities and Exchange Commission rules, the Company is providing access to the proxy materials for the Annual Meeting to stockholders via the Internet. Accordingly, you can access the proxy materials and vote at www.proxydocs.com/MYO. Instructions for accessing the proxy materials and voting are described below and in the Notice of Annual Meeting (the "Notice") that you received in the mail. The Notice also contains instructions on how to request a paper copy of our proxy materials and our Annual Report on Form 10-K for the year ended December 31, 2025. This process allows us to provide our stockholders with the information they need on a timelier basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

Your vote is very important. Whether or not you plan to attend the virtual meeting, please carefully review the proxy materials and then cast your vote, regardless of the number of shares you hold. If you are a stockholder of record, you may vote over the Internet, by telephone, or, if you request to receive a printed set of the proxy materials, by completing, signing, dating and mailing the accompanying proxy card in the return envelope. Submitting your vote via the Internet or by telephone or proxy card will not affect your right to vote online during the virtual meeting if you decide to attend the Annual Meeting. If your shares are held in street name (held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee explaining how to vote your shares, and you will have the option to cast your vote by telephone or over the Internet if your voting instruction form from your broker or nominee includes instructions and a toll-free telephone number or Internet website to do so. In any event, to be sure that your vote will be received in time, please cast your vote by your choice of available means at your earliest convenience.

Thank you for your ongoing support of and continued interest in Myomo.

Sincerely,

/s/ Paul R. Gudonis

Paul R. Gudonis

President and Chief Executive Officer

Myomo, Inc.

45 Blue Sky Dr., Suite 101 Burlington, MA 01803

NOTICE OF THE 2026 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 25, 2026

Notice is hereby given that Myomo, Inc. will hold its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) on Thursday, June 25, 2026, at 9:00 a.m. Eastern Time. We have adopted a virtual format for our Annual Meeting to provide a consistent and convenient experience to all stockholders regardless of location. Stockholders may attend the Annual Meeting virtually by visiting www.proxydocs.com/MYO and registering to attend the meeting. You must register prior to the registration deadline of June 20, 2026, at 5:00 p.m. Eastern Time. The Annual Meeting will be held to accomplish the following purposes:

•
elect two Class III directors, namely Paul R. Gudonis and Thomas F. Kirk, each to hold office until the 2029 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier death, resignation or removal;
•
approve in an advisory (non-binding) vote, the compensation of our named executive officers as disclosed in the Proxy Statement;
•
ratify the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
•
approve the adoption of Amendment No. 3 to the Myomo 2018 Stock Option and Incentive Plan;
•
approve an amendment to our certificate of incorporation to increase the number of authorized shares of common stock to 100,000,000 shares;
•
to vote on an advisory (non-binding) stockholder proposal regarding the classification of directors (if properly presented at the Annual Meeting); and
•
to approve any adjournments of the Annual Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the Annual Meeting to approve Proposals 1-6; and
•
to transact any other business that properly comes before the Annual Meeting.

The Annual Meeting will begin promptly at 9:00 a.m. Eastern Time. Only stockholders of record at the close of business on April 29, 2026, the record date, are entitled to notice of and to vote at the Annual Meeting as set forth in the Proxy Statement. You are entitled to attend the Annual Meeting only if you were a stockholder as of the close of business on April 29, 2026, or hold a valid proxy for the Annual Meeting. In order to attend, you must register in advance. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will permit you to submit questions. Since the Annual Meeting is virtual-only, you will not be able to attend the Annual Meeting in person.

We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. We are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials and our Annual Report on Form 10-K for the year ended December 31, 2025, beginning on or about May [●], 2026 (the “Notice”). The Notice contains instructions on how to access those documents and to cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”). All stockholders who do not receive the Notice will receive a paper copy of the proxy materials and the Annual Report by mail. This process allows us to provide our stockholders with the information they need on a timelier basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

Your vote is important. Whether or not you plan to attend the Annual Meeting, I encourage you to read the Proxy Statement and submit your proxy or voting instructions as soon as possible so your shares can be voted at the meeting. Please review the instructions on the proxy card regarding your voting options. You may vote at the Annual Meeting by submitting your proxy via the Internet, by mail or by telephone.

By Order of the Board of Directors,

/s/ Paul R. Gudonis

Paul R. Gudonis

President and Chief Executive Officer

Important Notice Regarding the Internet Availability of Proxy Materials for Myomo’s 2026 Annual Meeting of Stockholders to Be Held on June 25, 2026: The Notice of 2026 Annual Meeting of Stockholders, Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, are available at www.proxydocs.com/MYO. In order to attend the virtual Annual Meeting, you must register in advance at www.proxydocs.com/MYO prior to the registration deadline of June 20, 2026, at 5:00 p.m. Eastern Time. Since the Annual Meeting is virtual-only, you will not be able to attend the 2026 Annual Meeting in person.

PROXY STATEMENT

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD on JUNE 9, 2026

At 9:00 A.M. ET

GENERAL INFORMATION

Our board of directors has made this Proxy Statement and related materials available to you on the Internet, or at your request has delivered printed versions to you by mail, in connection with the board of directors’ solicitation of proxies for our 2026 Annual Meeting of Stockholders (the “Annual Meeting”), and any adjournment of the Annual Meeting. If you requested printed versions of these materials by mail, they will also include a proxy card for the Annual Meeting.

The Annual Meeting will be held at 9:00 a.m. Eastern Time on June 25, 2026. The Annual Meeting will be a virtual stockholders meeting held at www.proxydocs.com/MYO. We made this Proxy Statement available to stockholders beginning on May [●], 2026.

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners as of the record date identified below. The mailing of the Notice to our stockholders is scheduled to begin on or about May [●], 2026.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDERS MEETING TO BE HELD ON JUNE 9, 2026:

This Proxy Statement, the accompanying proxy card or voting instruction card and our 2025 Annual Report on Form 10-K are available at www.proxydocs.com/MYO.

In this Proxy Statement the terms the “Company,” “we,” “us,” and “our” refer to Myomo, Inc. The mailing address of our principal executive offices is Myomo, Inc., 45 Blue Sky Dr., Suite 101, Burlington, MA. 01803.

Record Date:	April 29, 2026

Quorum:

A majority of the outstanding shares of common stock entitled to vote must be present in person, by remote communication, if applicable, or represented by proxy duly authorized to constitute a quorum. In the absence of a quorum, the Annual Meeting may be adjourned either by the chairman of the Annual Meeting or by vote of the holders of a majority of the shares present in person or represented by proxy at the meeting. The proxy holders intend to use their discretionary authority, if required, to vote in favor of an adjournment to solicit additional proxies to establish a quorum.

Shares Outstanding:	38,638,669 shares of common stock outstanding as of April 29, 2026.

Voting:

There are four ways a stockholder of record can vote:

(1)
By Proxy over the Internet: You may vote over the Internet by following the instructions provided in the Notice or, if you requested to receive your proxy materials by U.S. mail, by following the instructions on the proxy card.
(2)
By Telephone: If you requested to receive your proxy materials by U.S. mail, you may vote by telephone by following the instructions on the proxy card.

(3)
By Mail: If you requested to receive your proxy materials by U.S. mail, you may complete, sign and return the accompanying proxy card in the postage-paid envelope provided.
(4)
During the Annual Meeting: If you are a stockholder as of the record date, you may vote during the Annual Meeting by following the instructions available at www.proxydocs.com/ MYO. Submitting a proxy will not prevent stockholders from attending the Annual Meeting, revoking their earlier-submitted proxy, and voting during the meeting.

In order to be counted, proxies submitted by telephone or Internet must be received by the start of the Annual Meeting, unless otherwise specified on the proxy card. Proxies submitted by U.S. mail must be received before the start of the Annual Meeting.

If you hold your shares through a bank or broker, please follow their instructions.

Revoking Your Proxy:

Stockholders of record may revoke their proxies by attending the virtual Annual Meeting and voting in person, by remote communication, if applicable, by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with our Corporate Secretary before the vote is counted or by voting again using the telephone or Internet before the cutoff time (your latest telephone or Internet proxy is the one that will be counted). If you hold shares through a bank or broker, you may revoke any prior voting instructions by contacting that firm.

Votes Required to Adopt Proposals:

Each share of our common stock outstanding on the record date is entitled to one vote on any proposal presented at the Annual Meeting:

For Proposal One, the election of the two Class III nominees requires a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the election of directors. The nominees receiving the highest number of affirmative votes entitled to vote and properly cast will be elected as Class III directors. You may vote “FOR” or “WITHHOLD” for such nominee on your proxy card.

For Proposal Two, an affirmative vote of a majority of the shares present in person, by remote communication (if applicable) or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter is required to approve on an advisory (non-binding) basis the compensation of our named executive officers disclosed in this Proxy Statement. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal.

For Proposal Three, an affirmative vote of a majority of the shares present in person, by remote communication (if applicable) or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter is required to ratify the appointment of CBIZ CPA's P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal.

For Proposal Four, an affirmative vote of a majority of the shares present in person, by remote communication (if applicable) or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter is required to approve the adoption of Amendment No. 3 to the Myomo, Inc. 2018 Stock Option and Incentive Plan. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal.

For Proposal Five, an affirmative vote of a majority of the votes properly cast by the holders of the shares present in person, by remote communication (if applicable) or represented by proxy duly authorized at the meeting and is required to approve an amendment to our certificate of incorporation to increase the number of authorized shares of common stock to 100,000,000 shares. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal.

For Proposal Six, an affirmative vote of a majority of the shares present in person, by remote communication (if applicable) or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter is required to approve the non-binding stockholder proposal relating to the classification of directors. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal.

For Proposal Seven, the Annual Meeting may be adjourned from time to time, either by the chairman of the Annual Meeting, or by an affirmative vote of a majority of the shares present in person, by remote communication (if applicable) or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter. Approval of this Proposal Seven is not a condition to the completion of Proposals 1-6. You may vote "FOR", "AGAINST" or "ABSTAIN" from voting on this proposal.

Effect of Withheld Votes, Abstentions and Broker Non-Votes:

Withheld votes, abstentions and “broker non-votes” (i.e., where a broker has not received voting instructions from the beneficial owner and for which the broker does not have discretionary power to vote on a particular matter) are counted as present for purposes of determining the presence of a quorum. Shares voting “withheld” on Proposal One will have no effect on the election of directors. Abstentions will have the effect of a vote against Proposals Two. Three, Four, Six and Seven. Abstentions will have no effect on Proposal Five.

Under the rules that govern brokers holding shares for their customers, brokers who do not receive voting instructions from their customers have the discretion to vote uninstructed shares on routine matters, but do not have discretion to vote such uninstructed shares on non-routine matters. Proposals One, Two, Four, Six and Seven are not considered to be a “routine” matter under the rules of the New York Stock Exchange, so if you do not instruct your broker how to vote with respect to these proposals, your broker may not vote on these proposals, and those votes will be counted as “broker non-votes.” Broker non-votes will have no effect on the outcome of the election of the directors, or on proposals Two, Four, Six or Seven. Under the rules of the New York Stock Exchange, Proposals Three and Five are considered routine matters where brokers are permitted to vote shares held by them without instruction. Accordingly, we do not anticipate that there will be any broker non-votes on Proposal Three and Five, however, broker non-votes, if any, will have no effect on the outcome of Proposals Three or Five..

Voting Instructions:

If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit proxy voting instructions but do not direct how your shares should be voted on each item, the persons named as proxies will vote in accordance with the recommendations of our board of directors as described herein: FOR the election of the nominees for Class III director, FOR the approval

(non-binding) of the compensation of our named executive officers, FOR ratification of the appointment of CBIZ as our independent registered public accounting firm for the fiscal year ending December 31, 2026. FOR the approval of Amendment No. 3 to our 2018 Stock Option and Incentive Plan, FOR the approval of the amendment to our certificate of incorporation to increase the number of authorized shares of common stock to 100,000,000 shares, FOR the approval of any adjournments of the Annual Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the Annual Meeting to approve Proposals 1-6 and ABSTAIN with respect to the non-binding stockholder proposal relating to the classification of directors, since our board is making no recommendation with respect to this proposal. The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment, although we have not received timely notice of any other matters that may be properly presented for voting at the Annual Meeting.

Voting Results:

We will announce preliminary results at the Annual Meeting. We will report final results by filing a Current Report on Form 8-K (“Form 8-K”) within four business days after the Annual Meeting. If final results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Additional Solicitation/Costs:

We are paying for the distribution of the proxy materials and solicitation of the proxies. As part of this process, we reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies. Our directors, officers and employees may also solicit proxies on our behalf in person, by telephone, email, facsimile or other electronic means, but they do not receive additional compensation for providing those services.

Householding:

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Notice of Internet Availability of Proxy Materials, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2025, as applicable, is being delivered to multiple stockholders sharing an address unless we have received contrary instructions. We will promptly deliver a separate copy of any of these documents to you if you write to us at Myomo, Inc., 45 Blue Sky Dr., Suite 101, Burlington, MA. 01803, Attn: Investor Relations, or call (617) 398-2435, or email IR@myomo.com.

If you want to receive separate copies of the Notice of Internet Availability of Proxy Materials, Proxy Statement or Annual Report on Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address or telephone number.

PROPOSAL ONE - ELECTION OF CLASS III DIRECTORS

Number of Directors; Board Structure

Our certificate of incorporation and bylaws provide that the number of directors on our board of directors shall be fixed from time to time by a resolution of the majority of our board of directors. Our board of directors currently consists of six members. Our board of directors is divided into three staggered classes as nearly equal in number as possible. One class is elected each year at the annual meeting of stockholders for a term of three years. The term of the Class III directors expires at the Annual Meeting. The term of the Class I directors expires at the 2027 Annual Meeting of Stockholders, and the term of the Class II directors expires at the 2028 Annual Meeting of Stockholders. Upon expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

The following presents our current directors, their respective term on the board of directors, ages and positions as of April 29, 2026:

Name	Age	Position
Directors whose terms will expire at the 2026 Annual Meeting
Thomas F. Kirk (1)(2)(3)(4)	80	Lead Independent Director
Paul R. Gudonis	72	President, Chief Executive Officer and Chairman of the Board of Directors
Directors whose terms will expire at the 2027 Annual Meeting
Thomas A. Crowley (1)(2)(3)	79	Director
Milton M. Morris (2)(4)	56	Director
Directors whose terms will expire at the 2028 Annual Meeting
Heather C. Getz (1)(3)	51	Director
William J. Febbo (5)	57	Director

(1)
Member of the Audit Committee
(2)
Member of the Compensation Committee
(3)
Member of the Nominating and Corporate Governance Committee
(4)
Member of the Technology, Quality and Regulatory Committee
(5)
Mr. Febbo was appointed on April 14, 2026 and has not been placed on any committees

Nominees

Based on the recommendation of the nominating and corporate governance committee of our board of directors, our board of directors has nominated Thomas F. Kirk and Paul R. Gudonis as Class III directors to serve for a three-year term ending at the 2029 Annual Meeting of Stockholders or until their successors are duly elected and qualified, subject to their earlier death, resignation or removal. Mr. Kirk and Mr. Gudonis are current members of our board of directors and have consented to serve if elected.

Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received “for” the election of the two nominees. Proxies cannot be voted for a greater number of individuals than the one nominee named in this Proxy Statement. If the nominees are unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for substitute nominees chosen by the present board of directors. In the alternative, the proxies may not vote for substitute nominees and instead leave a vacancy on the board of directors. The board of directors may fill such vacancies at a later date or reduce the size of the board of directors. We have no reason to believe that either of the nominees will be unwilling or unable to serve if elected as directors.

Vote Required

The election of the two Class III nominees requires a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the election of directors. Shares voting “withheld” on Proposal One will have no effect on the election of directors. Broker non-votes will have no effect on the election of directors.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ITS TWO NOMINEES FOR CLASS III DIRECTOR.

The biographies of the nominees and continuing directors below contain information regarding each such person’s service as a director, business experience, director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee to determine that the person should serve as a director of the Company. In addition to the information presented below regarding each such person’s specific experience, qualifications, attributes and skills that led the board of directors and its nominating and corporate governance committee to the conclusion that he or she should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and our board of directors. Finally, we value our directors’ experience in relevant areas of business management and on other boards of directors and board committees.

Our corporate governance guidelines also dictate that a majority of the board of directors be comprised of independent directors whom our board of directors has determined have no material relationship with the Company and who are otherwise “independent” directors under the published listing requirements of the NYSE American, LLC (“NYSE American”). The Company has determined that, with the exception of Mr. Gudonis, our President and Chief Executive Officer, all of our other directors qualify as “independent” directors.

Nominees for Election for a Three-Year Term Ending at the 2029 Annual Meeting

Thomas F. Kirk has served as a member of our board of directors since September 2014 and as Lead Independent Director since October 2016. Mr. Kirk is a seasoned healthcare executive with extensive experience leading growth, operational transformation, and strategic expansion across medical services and device organizations. He most recently served as Chairman and Chief Executive Officer of American Medical Staffing, Inc. from 2013 to 2024, where he led the company’s significant growth by expanding into additional clinical specialties, broadening its base of healthcare and rehabilitation customers, and executing on geographic expansion, third-party reimbursement strategies, and strategic acquisitions. Under his leadership, the company more than tripled in size. Previously, Mr. Kirk served as Chief Executive Officer of Hanger, Inc. from March 2008 to May 2012 and earlier as its Chief Operating Officer from January 2002 to February 2008. During his tenure, he drove revenue growth of more than 250% by increasing the number of patient care centers, introducing new musculoskeletal devices and services, and expanding core capabilities such as fabrication, distribution, and rehabilitation into scaled business segments. He also served as a member of Hanger’s Board of Directors from January 2002 to November 2013. He has also held multiple leadership roles with the American Orthotic and Prosthetic Association, including serving in key committee and governance positions from 2002 to 2013.

Earlier in his career, Mr. Kirk was a partner at AlixPartners, where he advised clients on strategy, operations, supply chain, and financial restructuring across healthcare and other industries. Before this, he held executive positions in operations, finance, mergers and acquisitions, marketing, and new business and product commercialization with publicly held firms in the US and Europe in the medical services/devices, pharmaceuticals, specialty chemicals, and automotive supply industries. Mr. Kirk holds a B.S. in Mechanical Engineering from Carnegie Mellon University and an MBA and Ph.D. from the University of Pittsburgh. His experience in executive leadership, finance, and strategic planning makes him well qualified and provides a valuable perspective to our board of directors.

Paul R. Gudonis has been the Chairman of our board of directors since August 2016 and our Chief Executive Officer and a director of our company since July 2011. Mr. Gudonis was also appointed President in February 2017. During his tenure at Myomo, he has grown our operations, obtained reimbursement of the MyoPro by Medicare and other payers in the United States, and has expanded our business internationally. He brings 40 years of experience in launching new technology-based products and services to our company. His career spans the fields of software, telecommunications, internet services, and robotics. Prior to joining our company, Mr. Gudonis served as President at FIRST Robotics, or FIRST, from October 2005 until June 2010. Prior to his position at FIRST, Mr. Gudonis was the Chief Executive Officer of Centra Software, Inc., from August 2003 until April 2005. Mr. Gudonis was also the Chief Executive Officer of Genuity, Inc. from January 2000 until March 2003. He has also served as Chairman of the Massachusetts High Tech Council. Mr. Gudonis is a member of the Dean’s Advisory Council at his alma mater, Northwestern University’s McCormick School of Engineering, where he earned his degree in electrical engineering. At McCormick, he also serves on the industry advisory board of the Biomedical

Engineering Department. He earned his MBA degree from Harvard University. We believe Mr. Gudonis’s leadership experience at Myomo, engineering background and substantive experience in growing early stage ventures, provide the requisite qualifications, skills, perspectives and experience that make him well qualified to serve on our board of directors.

Directors Continuing in Office Until the 2027 Annual Meeting

Thomas A. Crowley, Jr. has been a member of our board of directors since March 2012. Mr. Crowley retired as Chief Executive Officer of Vertical Spine, LLC in 2025 and served on its board of directors from 2011 to 2025. He also served on the board of Cascade Medical Enterprises, LLC from January 2008 to January 2020, as Chairman of Core Essence Orthopedics, Inc. from March 2011 until March 2012, as President and board member of Aircast, LLC from September 2003 until May 2006 and as a board member of Freedom Innovations from March 2011 until June 2013. Additionally, Mr. Crowley served as member of the Corporate Advisory Council of the American Society for Surgery of the Hand from November 2004 to May 2006. Mr. Crowley was President of Small Bone Innovations, Inc. from February 2008 until February 2011. He also served as Managing Director—Healthcare Investment Banking at Friedman Billings Ramsey from September 2006 until January 2008. Mr. Crowley holds a BA from Fairfield University, an MS from Columbia University School of Business and is a Graduate, U.S. Army Command and General Staff College, Ft. Leavenworth, KS. We believe Mr. Crowley’s executive experience, and his financial, investment and management experience provide the requisite qualifications, skills, perspectives and experience that make him well qualified to serve on our board of directors.

Milton M. Morris, Ph.D., NACD.DC, has been a member of our board of directors since June 2021. Dr. Morris is also National Association of Corporate Directors (NACD) Directorship CertifiedTM and currently serves both public and private companies as a consultant. Dr. Morris has served on the board of directors of Embecta Corp. since March 2022 and Nordson Corp. since September 2022. Dr. Morris has over 30 years of operating & oversight experience within large and small cap companies and is nationally recognized for his leadership in successful commercialization of high-tech medical devices. Dr. Morris has a successful track record of leading turnarounds, building high performing teams and growing value in highly regulated global markets. Dr. Morris was formerly the Chairman of the board of directors, President and Chief Executive Officer of Neuspera Medical, Inc. (“Neuspera”), a privately held company, from July 2015 to June 2022. During his tenure, Neuspera experienced significant growth in valuation and received FDA approval for its ultraminiaturized neurostimulator system for pain. Prior to joining Neuspera, Dr. Morris was the Sr. Vice President of Research & Development and Emerging Therapies at Cyberonics (now LivaNova) from January 2009 to December 2014, where he assembled and led an R&D team that pioneered the first closed-loop vagus nerve stimulation device for Epilepsy. Dr. Morris was employed by Guidant Corporation and its successor, Boston Scientific Corporation from August 1996 to August 2007. During his tenure, he held several positions, including Principal Research Scientist; Director, Research & Development; and Director, Marketing where he served as the Arrhythmia Franchise leader with responsibilities for both the implantable pacemaker and defibrillator businesses for the Cardiac Rhythm Management division of Boston Scientific. Prior to joining Guidant, Dr. Morris spent five years working as a Research Assistant in the Medical Computing Laboratory at the University of Michigan in collaboration with the electrophysiology group at the University of Michigan hospital and the Michigan Heart and Vascular Institute. During this period, Dr. Morris was awarded fellowships from the National Science Foundation (NSF) and the National Institutes of Health (NIH) in support of his research on the development of novel approaches to low power arrhythmia classification algorithms designed for implantable defibrillators. Dr. Morris is named as an inventor on over 30 patents and an author on 20 peer reviewed publications, book chapters, abstracts and scientific presentations. Dr. Morris serves as a Trustee for Northwestern University and as a Fellow in the American Institute for Medical and Biological Engineering (AIMBE) where he was inducted for contributions to developing and commercializing innovations in bioelectronic medicine. Dr. Morris received an MBA from the Kellogg School of Management, a Masters and Ph.D. in Electrical Engineering from the University of Michigan and a Bachelor of Science in Electrical Engineering from Northwestern University. We believe Dr. Morris’s executive experience in the medical device industry and his experience in developing and successfully launching new medical device products in regulated markets, both domestic and international, qualifies him to serve on our board of directors.

Director Continuing in Office Until the 2028 Annual Meeting

Heather C. Getz, NACD.DC, MBA, CPA (inactive) has been a member of our board of directors since March 2024. She is the chair of the Audit Committee and member of the nomination and governance committee. Ms. Getz has over 25 years of experience in publicly traded healthcare and medical device companies where she created long-term value through her financial and operational leadership. During her career, Heather has been integral in strategy development and successfully led the acquisition and/or integration of over 40 companies and secured over $1 billion in financing. Heather has also led several business restructurings removing hundreds of millions of costs from businesses while growing revenue. She was instrumental in turning around and growing BioTelemetry, Inc. from a market capitalization of $50 million to $2.8 billion upon its sale to Koninklijke Philips N.V. (NYSE: PHG) in 2021. Ms. Getz is an advisor and executive coach and also serves as a director and

Chairman of the Audit Committee and member of the Compensation committee at Vital Connect, Inc. In August 2025, Ms. Getz retired as the Chief Financial and Operations Officer and Corporate Secretary of Butterfly Network, Inc. (NYSE: BFLY) a position she held since July 2023. Prior to that she was the Chief Financial Officer from May 2022 to July 2023. Previously, Ms. Getz served as Chief Financial Officer and President of North America at Healthy.io Ltd., a privately-held medical technology company, from November 2021 to April 2022. Before joining Healthy.io Ltd., from May 2009 to November 2021, Ms. Getz held executive leadership positions at BioTelemetry, Inc., a publicly-traded medical technology company, including serving as Chief Financial and Administrative Officer from January 2019 to July 2021, Chief Financial Officer from January 2010 to January 2019, and Vice President Finance from May 2009 to January 2010. Prior to BioTelemetry, Ms. Getz has also held various leadership positions at Alita Pharmaceuticals, VIASYS Healthcare Inc., and Sunoco, Inc. Ms. Getz received her undergraduate degree in Accountancy and a Master of Business Administration degree from Villanova University. She is a certified public accountant and holds a Director Certification from the National Association of Corporate Directors (NACD.CD). We believe Ms. Getz’s public company executive, investor relations, financial and operating experience in the healthcare and medical device industry qualifies her to serve on our board of directors.

William J. Febbo was appointed to our board of directors on April 14, 2026. Mr. Febbo currently serves as Chief Executive Officer and Director of Performance Health Systems, a privately-held company that utilizes health and wellness equipment to improve mobility for people at home, businesses, and clinics, which he joined in February 2026. Previously, he served as Chief Executive Officer of OptimizeRx Corporation (NASDAQ: OPRX) from 2015 to 2024, where he transformed the company from a single point-of-care product provider into an AI-driven omnichannel platform. Under his leadership, revenue grew from $5 million to $92 million, achieving a five-year CAGR of 41%. He also led OptimizeRx's uplisting from OTC to Nasdaq and expanded its digital healthcare network, contributing to significant growth in its market capitalization. Mr. Febbo has also co-founded and led companies focused on the capital markets, including Merriman Holdings, Inc., and Digital Capital Network. Mr. Febbo received a BA in International Studies and Spanish from Dickinson College. He is an MIT-affiliated faculty member and mentor in the linQ program, supporting biomedical innovations addressing major health and medical challenges. He also in a Mentor for the X & Y Class at Harvard Business School. We believe Mr Febbo's experience in building, growing and managing health services and financial businesses and his insight from those efforts qualifies him to serve on our board of directors.

Executive Officers

The following presents our current executive officers and their respective ages and positions as of April 29, 2026:

Name	Age	Position
Paul R. Gudonis	72	President, Chief Executive Officer and Chairman of the Board of Directors
David A. Henry	64	Chief Financial Officer
Micah J. Mitchell	50	Chief Commercial Officer
Harry Kovelman M.D.	67	Chief Medical Officer

See the section of this Proxy Statement captioned “—Nominees for Election for a Three-Year Term Ending at the 2029 Annual Meeting” for Mr. Gudonis’ biography.

David A. Henry has been our Chief Financial Officer since February 2019. Mr. Henry brings over 35 years of financial, leadership and management experience in high technology manufacturing companies. From April 2004 to July 2007, he was Chief Financial Officer of AMI Semiconductor, a NASDAQ listed company. From July 2007 through June 2017, Mr. Henry was Chief Financial Officer of American Semiconductor Corporation, a NASDAQ listed company. From August 2017 until February 2019, he was Chief Financial Officer of Eos Energy Storage LLC, a then privately-held company and manufacturer of grid-scale energy systems for utilities and renewable project developers. Mr. Henry is a Certified Public Accountant (inactive). He earned his MBA from Santa Clara University and his BS in Business Administration from the University of California, Berkeley.

Micah J. Mitchell has been our Chief Commercial Officer since July 2018. Prior to joining our company, from June 2016 to December 2018, Mr. Mitchell served as Vice President, N.A. Commercial Operations and Business Development for Invacare Corporation (NYSE: IVC), a durable medical equipment manufacturer and distributor. From March 2015 to June 2016, he was a Regional Vice President for Numotion, a privately-held provider of individually configured, medically necessary mobility products and services. Micah was the Managing Member for Wheelchair Vans, LLC, a wheelchair accessible van rental and sales business, which he started in December of 2011 and ran until June 2015. From 2008 to 2012, he served as Director of Sales at Alliance Seating & Mobility, a privately-held custom wheelchair business. Mr. Mitchell has an

MBA from the McCombs School of Business at the University of Texas at Austin and a BS in Economics from Baylor University.

Harry Kovelman, M.D. joined us as Chief Medical Officer in November 2020. Dr. Kovelman brings 25 years of experience in medical devices and pharmaceuticals, including roles as Senior Vice President Medical Affairs for Helius Medical Technologies from April 2017 to October 2020 and Vice President, Medical Affairs for Pacira BioSciences, Inc. (formerly Pacira Pharmaceuticals) from 2014-2017. He also held a senior executive role at Convatec Group Plc from 2010 to 2014. He is the author of several papers on rehabilitation procedures and has presented at numerous professional conferences on various innovations in healthcare products and services. His responsibilities have included leading launch initiatives for innovative products, KOL development, creating scientific platforms, publication planning and working cross functionally with other parts of the organization to ensure the appropriate and compliant communication of scientific and clinical information to health care professionals, the payer community and patients for both educational and clinical purposes. Dr. Kovelman received his Doctor of Medicine degree through the fifth pathway program at University of Maryland, University Hospital in Baltimore Maryland. His undergraduate work was completed at the University of Maryland with a Bachelor of Science degree in psychology.

CORPORATE GOVERNANCE

Meetings of the Board of Directors

Our board of directors held six regular meetings in 2025. During their respective terms of service, each director attended at least 75% of all meetings of the board of directors during 2025. Under our corporate governance guidelines, directors are expected to be active and engaged in discharging their duties and to keep themselves informed about our business and operations. Directors are also expected to try to attend our annual meeting of stockholders, all meetings of the board of directors and all meetings of the committees on which they serve. All of our directors at the time attended the 2025 Annual Meeting of Stockholders.

Code of Business Conduct and Ethics

We are committed to the highest standards of integrity and ethics in the way we conduct our business. Our board of directors has adopted a Code of Business Conduct and Ethics, which applies to our directors, officers and employees, including our chief executive officer, our chief financial officer, and our other executive and senior officers. Our Code of Business Conduct and Ethics establishes our policies and expectations with respect to a wide range of business conduct, including the preparation and maintenance of our financial and accounting information, our compliance with laws, and possible conflicts of interest.

Under our Code of Business Conduct and Ethics, each of our directors and employees is required to report suspected or actual violations to the extent permitted by law. In addition, we have adopted separate procedures concerning the receipt and investigations of complaints relating to accounting or audit matters. These procedures have been adopted by the board of directors and are administered by our audit committee.

A current copy of our Code of Business Conduct and Ethics is posted on the Investors section of our website under Governance Documents, which is located at https://ir.myomo.com/corporate-governance/governance-documents.

Policy on Trading, Pledging and Hedging of Company Stock

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in Company securities. Our insider trading policy expressly prohibits short sales and, without prior approval, derivative transactions of our stock by our executive officers, directors and specified other employees and their respective affiliates, purchases or sales of puts, calls or other derivative securities of the company or any derivative securities that provide the economic equivalent of ownership of any of our securities or an opportunity, direct or indirect, to profit from any change in the value of our securities, or other hedging transactions. In addition, our insider trading policy expressly prohibits our executive officers, directors and specified other employees and their respective affiliates from borrowing against company securities held in a margin account, or, without prior approval, pledging our securities as collateral for a loan.

Independence of the Board of Directors

Our board of directors has determined that Messrs. Kirk, Crowley, Febbo and Morris and Ms. Getz each satisfy the requirement for independence set out in Section 803 of the NYSE American rules and that each of these directors has no material relationship with us (other than being a director and/or a stockholder). In making its independence determinations, the board of directors sought to identify and analyze all of the facts and circumstances relating to any relationship between a director, his or her immediate family or affiliates and our company and our affiliates and did not rely on categorical standards other than those contained in the NYSE American rule referenced above. A majority of the members of our board of directors are independent under NYSE American rules.

Identifying and Evaluating Director Nominees

The board of directors is responsible for selecting its own members. The board of directors delegates the selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the board of directors, and management, will be requested to take part in the process as appropriate.

Generally, the nominating and corporate governance committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates in connection with its evaluation of a director candidate, including through candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm, or reliance on the knowledge of the members of the nominating and corporate governance committee, the board of directors or management. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the board of directors’ approval as director nominees for election to the board of directors.

Minimum Qualifications

The nominating and corporate governance committee will consider, among other things, the following qualifications, skills and attributes when recommending candidates for the board of directors’ selection as nominees for the board of directors and as candidates for appointment to the board of directors’ committees. The nominee shall have high standards of personal and professional ethics and integrity, shall have proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment, shall have skills that are complementary to those of the existing board of directors, shall have the ability to assist and support management and make significant contributions to the Company’s success and shall have an understanding of the fiduciary responsibilities that is required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

In evaluating proposed director candidates, the nominating and corporate governance committee will consider, in addition to the minimum qualifications and other criteria for our board of directors membership approved by the board of directors from time to time, the current size and composition of the our board and the needs of the board of directors and the respective committees of the board of directors, such factors as character, integrity, judgment, diversity, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of the Company’s business and industry, other commitments and the like and any other factors that the nominating and corporate governance committee may consider appropriate. When the nominating and corporate governance committee considers diversity, it will consider diversity of experience, skills, viewpoints, race and gender, as it deems appropriate.

Stockholder Recommendations

Stockholders may submit recommendations for director candidates to the nominating and corporate governance committee by sending the individual’s name and qualifications to our Corporate Secretary at Myomo, Inc., 45 Blue Sky Dr., Suite 101, Burlington, MA. 01803, who will forward all recommendations to the nominating and corporate governance committee. The nominating and corporate governance committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

Securityholder and Interested Party Communications

The board of directors provides to every securityholder and interested party the ability to communicate with the board of directors, as a whole, and with individual directors on the board of directors through an established process for securityholder and interested party communication. For a communication directed to the board of directors as a whole, securityholders and interested parties may send such communication to the attention of the Chairman of the Board of Directors via U.S. Mail or Expedited Delivery Service to: Myomo, Inc., 45 Blue Sky Dr., Suite 101, Burlington, MA. 01803, Attn: Chairman of the Board of Directors.

For a communication directed to an individual director in his capacity as a member of the board of directors, securityholders and interested parties may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to: Myomo, Inc., 45 Blue Sky Dr., Suite 101, Burlington, MA. 01803, Attn: [Name of Individual Director].

We will forward by U.S. Mail any such communication to each director, and the Chairman of the Board of Directors in his capacity as a representative of the board of directors, to whom such communication is addressed to the address specified by each such director and the Chairman of the Board of Directors, unless there are safety or security concerns that mitigate against further transmission.

Board Leadership Structure and Board’s Role in Risk Oversight

Our board of directors currently believes that our company is best served by combining the roles of Chairman of the Board and Chief Executive Officer. Our board of directors believes that as Chief Executive Officer, Mr. Gudonis is the director most familiar with our business and industry and most capable of effectively identifying strategic priorities and leading discussion and execution of strategy. Our independent directors bring experience, oversight and expertise from outside our company, while our Chief Executive Officer brings company-specific experience and expertise. Our board of directors believes that the combined role of Chairman and Chief Executive Officer is the best leadership structure for us at the current time as it promotes the efficient and effective development and execution of our strategy and facilitates information flow between management and our board of directors. The board of directors recognizes, however, that no single leadership model is right for all companies at all times. Our corporate governance guidelines provide that the board of directors should be free to choose a chairperson of the board based upon the board’s view of what is in the best interests of our company. Accordingly, the board of directors periodically reviews its leadership structure.

Our board of directors has appointed Mr. Kirk to serve as our lead independent director. As lead independent director, Mr. Kirk presides over meetings of our independent directors, serves as a liaison between our Chairman of the Board of Directors and the independent directors and performs such additional duties as our board of directors may otherwise determine and delegate.

Our board of directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our board of directors performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our Company, our board of directors addresses the primary risks associated with those operations and corporate functions. In addition, our board of directors reviews the risks associated with our Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

Each of our board committees also oversees the management of our Company’s risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our chief financial officer provides reports to the audit committee and is responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its risk management role, our audit committee meets privately with representatives from our independent registered public accounting firm and our chief financial officer. The audit committee oversees the operation of our risk management program, including the identification of the primary risks associated with our business and periodic updates to such risks, and reports to our board of directors regarding these activities.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction and intellectual property as more fully discussed under “Risk Factors” in our Annual Report on Form 10-K. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

Risks Related to Compensation Policies and Practices

In establishing and reviewing our compensation philosophy and programs, we consider whether such programs encourage unnecessary or excessive risk taking. We believe that our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Board Committees

Our board of directors has established four standing committees–audit, compensation, nominating and corporate governance and technology, quality and regulatory. We have appointed persons to the board of directors and committees of the board of directors as required to meet the corporate governance requirements of the NYSE American. The audit committee, compensation committee, nominating and corporate governance committee and technology, quality and regulatory committees all operate under charters approved by our board of directors (copies of which can be found on our website, along with our corporate governance guidelines, by visiting https://ir.myomo.com/corporate-governance/governance-documents. During the fiscal year ended December 31, 2025, the audit committee met seven times, the compensation committee met five times, the nominating and corporate governance committee met three times and the technology, quality and regulatory committee met five times. During their respective terms of service, each director attended at least 75% of all meetings of the committees on which they then served, which were held during 2025

Board and Committee Evaluations

The nominating and corporate governance committee oversees the regular board of directors and committee evaluation process. Generally, the board of directors and each committee conduct self-evaluations by means of written questionnaires completed by each director and committee member. The anonymous responses are summarized and provided to the board of directors and each committee at their next meeting in order to facilitate an examination and discussion by the board of directors and each committee of the effectiveness of the board and committees, board and committee structure and dynamics, and areas for possible improvement. The resulting information was compiled and summarized and then reviewed and discussed at a subsequent board of directors meeting. The nominating and corporate governance committee establishes the board of directors and committee evaluation process each year and may determine to use an independent third-party evaluation process from time to time in the future.

Audit Committee

We have a separately designated standing audit committee of our board of directors, as defined in Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the "Exchange Act"). The audit committee is currently comprised of three of our independent directors: Heather C. Getz, Thomas F. Kirk, and Thomas A. Crowley. Ms. Getz is the Chair of our audit committee. Our board of directors has determined that each of the members of our audit committee is “independent” within the meaning of the rules of the NYSE American and the SEC, including for audit committee purposes, and that each of the members of our audit committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE American. In addition, our board of directors has determined that Ms. Getz is an “audit committee financial expert” as defined by the SEC. Our audit committee operates under a written charter. Our audit committee assists our board of directors in its oversight of our accounting and financial reporting process and the audits of our financial statements. Our audit committee’s responsibilities include:

•
appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
•
overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;
•
reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•
monitoring our internal controls over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•
overseeing our internal accounting function;
•
discussing our risk management policies;
•
establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting-related complaints and concerns;
•
meeting independently with our internal accounting staff, registered public accounting firm and management;
•
reviewing and approving or ratifying related party transactions; and
•
preparing the audit committee reports required by SEC rules.

Compensation Committee

The members of the compensation committee are Thomas A. Crowley, Thomas F. Kirk and Milton M. Morris. Mr. Crowley is the Chair of the compensation committee. Our board of directors has determined that each of the members of the compensation committee is “independent” within the meaning of the rules of the NYSE American. Our compensation committee assists our board of directors in the discharge of its responsibilities relating to the compensation of our executive officers. Our compensation committee operates under a written charter. The compensation committee’s responsibilities include:

•
reviewing and approving corporate goals and objectives with respect to Chief Executive Officer compensation;
•
making recommendations to our board of directors with respect to the compensation of our Chief Executive Officer and our other executive officers;
•
overseeing evaluations of our senior executives;
•
reviewing and assessing the independence of compensation advisers;
•
overseeing and administering our equity incentive plans;
•
reviewing and making recommendations to our board of directors with respect to director compensation;
•
reviewing and discussing with management our “Compensation Discussion and Analysis” disclosure; and
•
preparing the compensation committee reports required by SEC rules.

Nominating and Corporate Governance Committee

The members of the nominating and corporate governance committee are Thomas F. Kirk, Thomas A. Crowley and Heather C. Getz. Mr. Kirk is the Chair of the nominating and corporate governance committee. Our board of directors has determined that each of the members of the nominating and corporate governance committee is “independent” within the meaning of the rules of the NYSE American. Our nominating and corporate governance committee operates under a written charter. The nominating and corporate governance committee’s responsibilities include:

•
identifying individuals qualified to become board members;
•
recommending to our board of directors the persons to be nominated for election as directors and to be appointed to each committee of our board of directors;
•
reviewing and making recommendations to the board with respect to management succession planning;
•
developing and recommending corporate governance principles to the board; and
•
overseeing periodic evaluations of board members.

Technology, Quality and Regulatory Committee

The members of the technology, quality and regulatory committee are Milton M. Morris and Thomas F. Kirk. Mr. Morris is the Chair of the technology, quality and regulatory committee. Our board of directors has determined the each of the members of the technology, quality and regulatory committee is “independent” within the meaning of the rules of the NYSE American. Our technology, quality and regulatory committee operates under a written charter. The technology, quality and regulatory committee’s responsibilities include:

•
reviewing with the board and management our key new product development programs, governance systems, and practices in order to improve our innovation programs, product development, and launch effectiveness, and to increase R&D productivity;
•
monitoring our progress against program objectives, including revenue, efficiency, and product development targets;
•
periodically reviewing our innovation, new product development, and lifecycle technology management activities in light of critical developments in its core O&P markets, including potentially disruptive trends, opportunities, risks, and gaps in technological, scientific, environmental, medical, or external market conditions;
•
periodically reviewing our intellectual property portfolio, litigation and strategy;
•
discussing our quality metrics as regularly reported by management, including review of any significant product quality issues;
•
periodically reviewing our sustaining engineering efforts and progress;
•
reviewing our global regulatory efforts, including, as applicable, ongoing compliance with regulatory changes;

•
reviewing with management our cybersecurity efforts, including our information technology infrastructure, data protection and mitigation of cybersecurity risks;
•
reviewing stockholder proposals that relate to matters within the scope of the committee’s responsibilities in order to review and make recommendations to the board of directors regarding such proposals;
•
periodically review and evaluate the combined capabilities of our quality assurance, regulatory affairs, and clinical and medical affairs functions;
•
periodically review and evaluate the technological aspects of new and existing products and services as they relate to quality, safety, and cybersecurity; and
•
periodically review and evaluate the appropriateness of the use of regenerative AI within work streams and within product designs.

Our board of directors may from time to time establish other committees.

Director Compensation

The following table presents the total compensation for each person who served as a member of our board of directors during the year ended December 31, 2025. Total compensation for Mr. Gudonis for services as an employee is presented in “Executive Compensation—Summary Compensation Table” above.

Name	Fees Earned or Paid in Cash	Stock Awards ($)(1)	Total ($)
Thomas A. Crowley, Jr. (2)	$62,500	$85,000	$147,500
Thomas F. Kirk (3)	$62,500	$85,000	$147,500
Milton M. Morris (4)	$62,500	$85,000	$147,500
Heather Getz (5)	$62,500	$85,000	$147,500
Amy Knapp (6)	$27,500	$—	$27,500
Yitzchak Jacobovitz (7)	$—	$—	$—

(1)
Amounts reported in this column reflect the grant date fair value of restricted stock units ("RSUs") granted to directors in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account forfeitures related to service-vesting conditions. The assumptions made in the calculation of these amounts are included in Note 9 of the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. These amounts are not the actual value that the named executive officer may realize upon exercise or vesting of these stock awards.
(2)
As of December 31, 2025, Mr. Crowley held options to purchase 312 shares of common stock and 14,860 unvested RSUs.
(3)
As of December 31, 2025, Mr. Kirk held options to purchase 312 shares of common stock and 14,860 unvested RSUs.
(4)
As of December 31, 2025, Mr. Morris held no options to purchase shares of common stock and 14,860 unvested RSUs.
(5)
As of December 31, 2024, Ms. Getz held no options to purchase shares of common stock and 14,860 unvested RSUs.
(6)
Ms. Knapp did not stand for re-election and her term ended on June 10, 2025. As of December 31, 2025 Ms. Knapp held 312 unexercised stock options and did not hold any unvested RSUs.
(7)
Mr. Jacobovitz did not stand for re-election and his term ended on June 10, 2025. Mr. Jacobovitz was not compensated for his board of director service, and as of December 31, 2025, Mr. Jacobovitz did not hold any unexercised stock options or unvested RSUs.

Effective in June 2025, each of our non-employee directors is entitled to receive an annual cash retainer of $60,000 (increased from $55,000), paid quarterly. An additional $5,000 per year is paid to directors who chair one of our committees. In addition, our non-employee directors are entitled to receive $85,000 paid in the form of RSUs, which vest over four quarters. We issued 29,720 RSUs to each of our non-employee directors on June 11, 2025, which vest over four quarters beginning September 11, 2025.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the total number and percentage of our shares of common stock that were beneficially owned on April 20, 2026 by: (1) each holder of more than 5% of our common stock; (2) each director; (3) each named executive officer; and (4) all executive officers and directors as a group.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person or any member of such group has the right to acquire within 60 days of April 20, 2026. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, the applicable percentage ownership is based on 38,638,683 shares of common stock outstanding as of April 20, 2026, including any shares that such person or persons has the right to acquire within 60 days of April 20, 2026 are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

Unless otherwise indicated, the business address of each person listed is c/o Myomo, Inc., 45 Blue Sky Dr., Suite 101, Burlington, MA. 01803.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Named Executive Officers and Directors:
Paul R. Gudonis (1)	1,115,296	2.88%
David A. Henry (2)	360,075	*
Harry Kovelman (3)	85,992	*
Thomas A. Crowley, Jr. (4)	76,060	*
Heather C. Getz (5)	131,754	*
Thomas F. Kirk (6)	554,169	1.43%
Milton M. Morris (7)	144,687	*
William J. Febbo (8)	—	*
Executive officers and directors as a group (9 persons) (9)	2,612,448	6.59%
Beneficial Owners of 5% of our Common Stock
Rosalind Advisors, Inc. (10)	3,862,249	9.99%
Horton Capital Partners, L.P. (11)	1,960,212	5.07%

* Represents beneficial ownership of less than one percent.

(1)
Consists of (i) 1,112,422 shares of common stock, and (ii) 2,874 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 20, 2026, This amount does not include 243,565 shares of common stock issuable upon the vesting of RSUs, which will not vest within 60 days of April 20, 2026.
(2)
Consists of (i) 358,409 shares of common stock, and (ii) 1,666 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 20, 2026. This amount does not include 124,964 shares of common stock issuable upon the vesting of RSUs, which will not vest within 60 days of April 20, 2026.
(3)
Consists of (i) 80,992 shares of common stock, and (ii) 5,000 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 20, 2026. This amount does not include 91,095 shares of common stock issuable upon the vesting RSUs, which will not vest within sixty days of April 20, 2026.
(4)
Consists of (i) 75,748 shares of common stock, and (ii) 312 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 20, 2026.
(5)
Consists of 131,754 shares of common stock.
(6)
Consists of (i) 553,857 shares of common stock, and (ii) 312 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 20, 2026.
(7)
Consists of (i) 144,687 shares of common stock,
(8)
This amount does not include 45,000 shares of common stock issuable upon the vesting of RSUs, which will not vest within sixty days of April 20, 2026.

(9)
Consists of (i) 2,601,284 shares of common stock, and (ii) 11,164 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 20, 2026. This amount does not include 590,638 shares of common stock issuable upon the vesting of RSUs, which do not vest within sixty days of April 20, 2026.

(10)
Consists of (i) 3.839,772 shares of common stock and (ii) 22,477 shares of common stock issuable upon the exercise of pre-funded warrants that are exercisable within 60 days of April 20, 2026, based in part on a Schedule 13G/A filed with the SEC by Rosalind Advisors, Inc. (“Rosalind”), Rosalind Master Fund L.P. (“RMF”), Steven Salamon and Gilad Aharon on February 11, 2026. This amount excludes 3,740,781 shares of common stock issuable upon exercise of pre-funded warrants held by Rosalind, which pre-funded warrants may not be exercised if the effect of such exercise would result in beneficial ownership by a holder, together any member of a Section 13(d) group, of more than 9.99%. The holders of pre-funded warrants may increase or decrease such beneficial ownership limitation percentage not in excess of 9.99% by providing us with at least 61 days’ prior notice of any increase. Rosalind is the investment advisor to RMF and may be deemed to be the beneficial owner of shares held by RMF. Steven Salamon is the portfolio manager of Rosalind and may be deemed to be the beneficial owner of shares held by RMF. Notwithstanding the foregoing, Rosalind and Mr. Salamon disclaim beneficial ownership of the shares. The mailing address of Rosalind is 15 Wellesley Street West, Suite 326, Toronto, Ontario M4Y 0G7 Canada.
(11)
Consists of 1,960,212 shares of common stock. Based on a Schedule 13D filed with the SEC by Horton Capital Partners Fund, LP ("HCPF"), Horton Capital Partners LLC ("HCP"), Horton Capital Management, LLC ("HCM") and Joseph M. Manko, Jr. on December 29, 2025. HCP is the general partner of HCPF. HCM is the investment manager of HCPF. Mr. Manko is the managing member of HCP and HCM. The mailing address of HCPF, HCP, HCM and Mr. Manko is 1717 Arch St., Suite 3740, Philadelphia, PA. 19103.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act and SEC regulations require our directors, certain officers and holders of more than 10% of our common stock to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. The reporting directors, officers and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of copies of such reports received and written representations from our directors and such covered officers, we believe that our directors and officers complied with all applicable Section 16(a) filing requirements during 2025, with the exception of one late Form 4 for Thomas Crowley, Jr. on November 21, 2025 in connection with the acquisition of shares on November 18, 2025.

PROPOSAL TWO - ADVISORY (NON-BINDING) VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to cast an advisory (non-binding) vote on the compensation of our named executive officers as disclosed in this Proxy Statement

Consistent with the preference expressed by our stockholders at our 2023 Annual Meeting of Stockholders, we conduct this advisory vote on executive compensation every three years. Accordingly, following the advisory vote held at that Annual Meeting, this is the next scheduled triennial advisory vote on executive compensation.

The compensation committee of our board of directors believes that the objectives of our executive compensation program, as they relate to our named executive officers, are appropriate for a company of our size and stage of development and that our compensation policies and practices help meet those objectives. In addition, the compensation committee believes that our executive compensation program, as it relates to our named executive officers, achieves an appropriate balance between fixed compensation and variable incentive compensation, pays for performance and promotes an alignment between the interests of our named executive officers and our stockholders.

Accordingly, the following resolution is submitted for a stockholder vote at the Annual Meeting:

“RESOLVED, that the stockholders of Myomo, Inc. approve, on an advisory basis, the compensation paid to the named executive officers of Myomo, Inc., as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion set forth in the Proxy Statement for this Annual Meeting.”

This vote is advisory, which means that the vote on the compensation of our named executive officers is not binding on us, our board of directors or the compensation committee. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. To the extent there is a significant vote against our named executive officers’ compensation as disclosed in this Proxy Statement, the compensation committee will evaluate whether any actions are necessary to address our stockholders’ concerns.

Vote Required

The affirmative vote of a majority of the shares present in person, by remote communication (if applicable) or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter is required to approve this proposal. Abstentions will have the effect of a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS ON AN ADVISORY (NON-BINDING) BASIS.

EXECUTIVE COMPENSATION

Our named executive officers for 2025 are:

•
Paul R. Gudonis, our Chief Executive Officer;
•
David A. Henry, our Chief Financial Officer; and
•
Harry Kovelman, our Chief Medical Officer.

Summary Compensation Table

The following table summarizes the compensation of our named executive officers for the years ended December 31, 2025 and 2024.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)(5)	Total ($)
Paul R. Gudonis,	2025	375,000	600,072	208,611	(3)	17,500	1,201,183
Chief Executive Officer	2024	348,077	453,700	423,150	(4)	15,540	1,240,467
David A. Henry	2025	283,900	291,367	97,475	(3)	17,500	690,242
Chief Financial Officer	2024	263,600	244,300	259,016	(4)	17,250	784,166
Harry Kovelman,	2025	283,662	238,489	78,312	(3)	7,335	607,798
Chief Medical Officer	2024	273,738	184,970	224,149	(4)	12,255	695,112

(1)
Amounts reflect the aggregate grant date fair value of time-based RSUs awarded to the named executive officer in the year ended December 31, 2025 and 2024, in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. The assumptions made in the calculation of these amounts are included in Note 9 of the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. These amounts are not the actual value that the named executive officer may realize upon exercise or vesting of these stock awards. Amounts for 2025 also reflect the grant date fair value of performance based RSUs awarded to named executive officers assuming probable achievement. The grant date fair value of such performance-based RSUs assuming maximum achievement, would be $224,999 in the case of Mr. Gudonis, $109,249, in the case of Mr. Henry and $90,001 in the case of Mr. Kovelman.
(2)
Represents bonuses paid to the named executive officers with respect to performance in 2025 and 2024.
(3)
Each executive's 2025 bonus will be paid in the form of fully vested RSUs. The grant date with respect to these RSUs is expected to occur after the filing date of this proxy statement.
(4)
A portion of each executive's 2024 bonus was paid in the form of fully-vested RSUs on March 11, 2025, with the remainder paid in cash. This amount is reported in each executive's non-equity incentive plan compensation in 2024. The grant date fair values of the amount paid in RSUs were $39,376 for Mr. Gudonis, $24,102 for Mr. Henry and $20,856 for Mr. Kovelman.
(5)
Amounts consist of 401(k) match contributions

Narrative Disclosure to Summary Compensation Table

Our compensation committee reviews compensation annually for all employees, including our executives. In setting executive base salaries and annual incentives and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short -and long-term results that are in the best interests of our stockholders, and a long-term commitment to us.

Our compensation committee is responsible for determining the compensation for all our executive officers. Our compensation committee typically reviews and discusses management’s proposed compensation with the chief executive officer for all executives. We also review the compensation practices for other publicly traded companies in similar industries and of similar market capitalization. Based on those discussions and its discretion, taking into account the factors noted above, the compensation committee then sets the compensation for each executive officer.

Base Salary

Each named executive officer’s base salary noted above is a fixed component of annual compensation for performing specific duties and functions and has been established by our board of directors taking into account each individual’s role, responsibilities, skills, and experience.

Annual Performance Bonuses

Our annual performance bonus program is intended to reward our named executive officers for meeting objective or subjective individual and/or company-wide performance goals for a fiscal year. In 2025, 60% of our named executive officers target bonus was based on full year revenue, 20% on the achievement of certain corporate operating metrics and 20% on individual performance subjectively determined by the compensation committee. In 2024, 70% of our named executive officers target bonus was based on the achievement of revenue and operating loss targets (excluding stock-based compensation), respectively, which were equally weighted, 15% was based on the achievement of specific corporate operating metrics and 15% was based on individual performance subjectively determined by the compensation committee. We refer to the corporate financial objectives in 2025 and 2024 and their results the (“Corporate Bonus Amount”). In 2025 and 2024, our named executive officers could earn between 0% of 140% and 0% and 200%, respectively, of the Corporate Bonus Amount depending upon actual results for the aforementioned metrics. In addition, in 2025, the compensation committee provided for an additional incentive for up to 10% of the savings from actual spending (as defined by the Committee) compared to plan. In 2024 the compensation committee provided for an additional incentive of up to 20% of the target bonus based on achieving certain financing and operating cash flow targets. Assuming maximum achievement of the corporate and subjective portions of the bonus in 2025 our named executive officers were eligible for a maximum bonus equal to 124% of base pay, plus a pro rata portion of a 10% of savings vs. spending targets. In 2024, our named executive officers were eligible for a maximum bonus of 190% of their target bonus.

For the year ended December 31, 2025, our named executive officers each earned 51% achievement of the Corporate Bonus Amount. In addition, our named executive officers earned a pro-rate share of savings vs. corporate spending targets of $31,411 for Mr. Gudonis, $14,135 for Mr. Henry and $11,356 for Mr. Kovelman. In total, the 2025 bonuses for Mr. Gudonis, Mr. Henry and Mr. Kovelman were 52%, 32% and 27% of their base salaries, respectively.

Long Term Equity Incentives

Our equity grant program is intended to align the interests of our named executive officers with those of our stockholders and to motivate them to make important contributions to our performance.

Retirement Plan

We maintain a 401(k) Plan, a tax-qualified retirement plan for our employees. Our 401(k) plan is intended to qualify under Section 401(k) of the Code so that contributions to our 401(k) plan by employees or by us, and the investment earnings thereon, are not taxable to the employees until withdrawn from our 401(k) plan, and so that contributions by us, if any, will be deductible by us when made. Under our 401(k) plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit and to have the amount of such reduction contributed to our 401(k) plan. The Company matches 100% of an employee’s contribution to the employee’s 401(k) up to 5% of the employee’s base salary.

Equity Grant Timing

The compensation committee generally grants annual equity awards in June of each year to our named executive officers. In addition, new hires generally receive restricted stock award grants at the time of their hiring. During 2025, the compensation committee did not take into account any material nonpublic information when determining the timing and terms of equity incentive awards, and we did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. During 2025, we did not grant stock options to the named executive officers during any period beginning four business days before and ending one business day after the filing or furnishing of a Form 10-Q, 10-K or 8-K that discloses material nonpublic information.

Employment Agreements

Paul R. Gudonis:

On December 13, 2023, we entered into a new employment agreement with Mr. Gudonis, effective January 1, 2024, which we refer to as the Gudonis Agreement, pursuant to which Mr. Gudonis agreed to continue serving us as our Chief

Executive Officer. Mr. Gudonis’ current base salary under the Gudonis Agreement, as adjusted by the compensation committee, is $400,000 effective June 16, 2025. During the term, Mr. Gudonis is eligible to receive an annual bonus of up to 100% of his base salary, with the actual amount to be determined by the board of directors and the compensation committee based upon Mr. Gudonis and us meeting certain reasonable strategic, sales, operational, and financial goals and targets established by the board of directors.

As set forth in the Gudonis Agreement, Mr. Gudonis’ employment is at will, for a three (3) year term expiring on December 31, 2026, that may be renewed upon the consent of the parties. If the parties decide not to renew the Gudonis Agreement but to continue to work together in an employment relationship, Mr. Gudonis’ employment shall continue on an at-will basis pursuant to the terms and conditions then in effect, unless otherwise modified in writing. In the case of termination without cause, then we are required to pay to Mr. Gudonis (i) his base salary for twelve months plus his board approved annual incentive bonus for the year, to be paid at the usual time bonuses are paid, (ii) if Mr. Gudonis was participating in our group health plan immediately prior to the date of termination and he elects Consolidated Omnibus Budget Reconciliation Act, or COBRA, health continuation, then we are required to pay to Mr. Gudonis a monthly cash payment for twelve (12) months or Mr. Gudonis’ COBRA health continuation period, whichever ends earlier, in an amount equal to the monthly employer contribution that we would have made to provide health insurance to Mr. Gudonis if he had remained employed by us, and (iii) all stock options and other stock-based awards held by Mr. Gudonis which would have vested if employment had continued for twelve (12) additional months will vest and become exercisable or non-forfeitable. The payment by us of Mr. Gudonis’ base salary may be made either by a lump sum or in equal installments. However, if there is an occurrence of a change in control, and Mr. Gudonis is engaged as our Chief Executive Officer as of the date of such change of control, then notwithstanding anything to the contrary above, or in any applicable option agreement or stock-based award agreement, all stock options and other stock-based awards held by Mr. Gudonis shall immediately accelerate and become fully exercisable or non-forfeitable as of the closing date of the change in control event. In addition, the measurement date of any performance-based stock awards shall be accelerated to the closing date of a change in control event. If upon such acceleration, Mr. Gudonis is entitled to receive all or a portion of such performance-based stock award ,such earned portion shall fully accelerate and shall become fully exercisable or non-forfeitable upon the closing of such change in control event.

David A. Henry:

On April 22, 2021, we entered into an employment agreement with Mr. Henry, as subsequently amended on February 21, 2024, which we refer to as the Henry Agreement, pursuant to which Mr. Henry agreed to continue to serve us as Chief Financial Officer. Mr. Henry’s current annual base salary under the Henry Agreement is $300,000. This base salary shall be determined annually by our Chief Executive Officer and approved by the compensation committee. During the term, which is for two years following the amendment date with an automatic one-year renewal, Mr. Henry is eligible to receive cash incentive compensation as determined annually by the Chief Executive Officer and the board of directors. Mr. Henry’s target annual incentive compensation is 60% of his base salary, as determined annually by the Chief Executive Officer and the compensation committee.

As set forth in the Henry Agreement, Mr. Henry’s employment is at will, with no specific end date, though in the case of termination without cause then (i) we are required to pay Mr. Henry an amount equal to 75% of the sum of the base salary plus his board approved annual incentive bonus for the year (excluding any signing bonuses), (ii) all stock options and other stock-based awards held by Mr. Henry which would have vested if employment had continued for six (6) additional months will vest and become exercisable or non-forfeitable, (iii) if Mr. Henry was participating in our group health plan immediately prior to the date of termination and he elects COBRA health continuation, then we are required to pay to Mr. Henry a monthly cash payment for nine (9) months or Mr. Henry’s COBRA health continuation period, whichever ends earlier, in an amount equal to the monthly employer contribution that we would have made to provide health insurance to Mr. Henry if he had remained employed by us and (iv) the amounts payable according to this provision shall be paid out in substantially equal installments in accordance with our payroll practice over six (6) months commencing within 60 days after the date of termination; provided, however, that if the 60-day period begins in one calendar year and ends in a second calendar year, the Severance Amount shall begin to be paid in the second calendar year by the last day of such 60-day period; provided, further, that the initial payment shall include a catch-up payment to cover amounts retroactive to the day immediately following the date of termination. If Mr. Henry is terminated without cause within the 12 months following a change in control, then, in lieu of the prior payments referenced, (i) we are required to pay Mr. Henry an amount equal to 100% of the sum of his base salary plus his board approved annual incentive bonus for the year, (ii) if Mr. Henry was participating in our group health plan immediately prior to the date of termination and he elects COBRA health continuation, then we are required to pay to Mr. Henry a monthly cash payment for twelve (12) months or Mr. Henry’s COBRA health continuation period, whichever ends earlier, in an amount equal to the monthly employer contribution that we would have made to provide health insurance to Mr. Henry if he had remained employed by us, and (iii) the amounts payable according to this provision shall be paid out commencing within 60 days after the date of termination; provided, however, that if the 60-day period begins in one calendar year and ends in a second calendar year, the severance amount shall begin to be paid in the second calendar year by the last day of such 60-day period; provided, further, that the initial payment shall include a catch-up payment to cover amounts retroactive to the day immediately following the date of termination. However, if there is an occurrence of a change of control and Mr. Henry is engaged as our Chief Financial Officer as of the date of such change of control, then notwithstanding anything to the contrary above, or in any applicable option agreement or stock-based award agreement, all stock options and other stock-based awards held by Mr. Henry shall immediately accelerate and become fully exercisable or non-forfeitable as of the closing date of the change in control event. In addition, the measurement date of any performance-based stock awards shall be accelerated to the closing date of a change in control event. If upon such acceleration, Mr. Henry is entitled to receive all or a portion of such performance-based stock award, such earned portion shall fully accelerate and shall become fully exercisable or non-forfeitable upon the closing of such change in control event.

Harry Kovelman:

Mr. Kovelman's current annual base salary is $289,224 and his target bonus is 50^% of base salary. On February 21, 2024, we entered into an amended and restated change in control and severance agreement with Mr. Kovelman with an effective date of February 21, 2024, which we refer to as the Kovelman Agreement. During the term, which is for the duration of his employment, in the case of termination without cause or termination by the executive for Good Reason, then subject to a signed separation agreement containing among other things a general release of claims in our favor and non-disparagement provisions (i) we are required to pay Mr. Kovelman an amount equal to 50% of the sum of his base salary plus a pro rata portion of his board approved annual incentive bonus for the year, (ii) all stock options and other stock-based awards held by Mr. Kovelman which would have vested if employment had continued for six (6) additional months will vest and become exercisable or non-forfeitable, (iii) if Mr. Kovelman was participating in our group health plan immediately prior to the date of termination and he elects COBRA health continuation, then we are required to pay to Mr. Kovelman a monthly cash payment for six months or Mr. Kovelman’s COBRA health continuation period, whichever ends earlier, in an amount equal to the monthly employer contribution that we would have made to provide health insurance to Mr. Kovelman if he had remained employed by us, and (iv) the amounts payable according to this provision shall be paid out in substantially equal installments in accordance with our payroll practice over six (6) months commencing within 60 days after the date of termination; provided, however, that if the 60-day period begins in one calendar year and ends in a second calendar year, the Severance Amount shall begin to be paid in the second calendar year by the last day of such 60-day period; provided, further, that the initial payment shall include a catch-up payment to cover amounts retroactive to the day immediately following the date of termination. If Mr. Kovelman is terminated without cause within the 12 months following a change in control, then, subject to the execution of an irrevocable separation agreement and release by the executive, in lieu of the prior payments referenced, we’re required to pay Mr. Kovelman an amount equal to 50% of the sum of his base salary plus the pro rata portion of his board approved annual incentive bonus for the year, (ii) if Mr. Kovelman was participating in our group health plan immediately prior to the date of termination and he elects COBRA health continuation, then we are required to pay to Mr. Kovelman a monthly cash payment for six (6) months or Mr. Kovelman’s COBRA health continuation period, whichever ends earlier, in an amount equal to the monthly employer contribution that we would have made to provide health insurance to Mr. Kovelman if he had remained employed by us, and (iii) the amounts payable according to this provision shall be paid out in substantially equal installments over nine (9) months commencing within 60 days after the date of termination; provided, however, that if the 60-day period begins in one calendar year and ends in a second calendar year, the severance amount shall begin to be paid in the second calendar year by the last day of such 60-day period; provided, further, that the initial payment shall include a catch-up payment to cover amounts retroactive to the day immediately following the date of termination. However, if there is an occurrence of a change of control and Mr. Kovelman is engaged as our Chief Medical Officer as of the date of such change of control, then notwithstanding anything to the contrary above, or in any applicable option agreement or stock-based award agreement, all stock options and other stock-based awards held by Mr. Kovelman shall immediately accelerate and become fully exercisable or non-forfeitable as of the closing date of the change in control event. In addition, the measurement date of any performance-based stock awards shall be accelerated to the closing date of a change in control event. If upon such acceleration, Mr. Kovelman is entitled to receive all or a portion of such performance-based stock award, such earned portion shall fully accelerate and shall become fully exercisable or non-forfeitable upon the closing of such change in control event.

Notwithstanding the foregoing, in the event that any compensation, payment or distribution by us to or for the benefit of Mr. Kovelman calculated in a manner consistent with Section 280G of the Internal Revenue Code (the “Code”) and the applicable regulations thereunder, would be subject to excise tax imposed by Section 4999 of the Code, then the aggregate payments shall be reduced (but not below zero) so that the sum of all the aggregate payments shall be $1.00 less than the amount at which Mr. Kovelman becomes subject to the excise tax imposed by Section 4999 of the Code, provided that such reduction shall only occur if it would result in a higher after tax amount than the executive would receive if the aggregate payments were not subject to such reduction.

Outstanding Equity Awards at Year End

The following table summarizes outstanding unexercised options, unvested stocks and equity incentive plan awards held by each of our named executive officers, as of December 31, 2025:

Name	Grant Dates	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Prices	Option Expiration Dates	Number of Shares, or Units of Stock that Have not Vested		Market Value of Shares, or Units of Stock that Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have not Vested (3)
Paul R. Gudonis	6/29/2016	208	—	$31.488	6/29/2026	—		—	—		—
	1/2/2018	2,666	—	$109.50	1/2/2028	—		—	—		—
	6/5/2024	—	—	—	—	86,667	(1)	$78,867	—		—
	6/11/2025	—	—	—	—	157,342	(1)	$143,181	78,671	(2)	$71,591
David A. Henry	2/19/2019	1,666	—	$40.20	2/19/2029	—		$—	—		—
	6/5/2024	—	—	—	—	46,667	(1)	$42,467	—		—
	6/11/2025	—	—	—	—	76,398	(1)	$69,522	38,199	(2)	$34,761
Harry Kovelman	11/2/2020	5,000	—	$4.47	47788	—		—	—		—
	6/5/2024	—	—	—	—	35,333	(1)	$32,153	—		—
	6/11/2025	—	—	$—	—	62,398	(1)	$56,782	31,469	(2)	$28,637

(1)
RSUs vest in three equal annual installments following the grant date.
(2)
Represents a long-term performance award stock grant. Vesting under the award occurs as follows: (i) one-third vest upon the first achievement of $75.0 million in fiscal year revenue; (ii) one-third vest upon the first achievement of $87.5 million in fiscal year revenue, plus any unvested shares in (i) above; and (iii) one third vest upon the achievement of $100 million in fiscal year revenue, plus any unvested shares from (ii) above. The measurement periods under the award are the fiscal years ending December 31, 2025, 2026, 2027 and 2028.
(3)
The market value is calculated by multiplying $0.91, the closing price of a share of our common stock on the last trading day of 2025 (December 31, 2025) as reported on NYSE American, by the number of unvested RSUs.

Pay for Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing information about the relationship between executive compensation actually paid to our chief executive officer (our principal executive officer ("PEO") and our other named executive officers and certain financial performance of the Company. The following table depicts the relationship between total compensation per the Summary Compensation Table, compensation actually paid, value of a $100 fixed investment based on total stockholder return and net income (loss) for the years ended December 31, 2025, 2024 and 2023.

Pay-Versus-Performance Table

	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(1)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (3)	Value of Initial Fixed $100 Investment Based on Total Stockholder Return (4)	$ Millions Net Income (Loss)
2025	$1,201,183	$(348,553)	$649,020	$(35,409)	$178.08	$(15.6)
2024	$1,240,467	$1,508,229	$739,639	$856,016	$1,259.29	$(6.2)
2023	$663,900	$2,115,059	$478,636	$1,150,349	$979.66	$(8.1)

(1)
For 2025, 2024 and 2023, our PEO was Paul Gudonis and our non-PEO named executive officers were David Henry and Harry Kovelman.
(2)
Compensation actually paid to our PEO reflects the following adjustments required by applicable SEC rules from total compensation reported in the Summary Compensation Table:

	2025	2024	2023
Summary Compensation Table - Total Compensation	$1,201,183	$1,240,467	$663,900
Less - Grant Date Fair Value of Stock Awards Granted in Fiscal Year	(600,072)	(453,700)	(137,342)
Plus - Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	166,051	837,200	1,337,670
(Less)/Plus - Change in Fair Value of Outstanding and Unvested Stock and Option Awards Granted in Prior Fiscal Years	(479,269)	178,750	(2,151)
Plus - Fair Value at Vesting of Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	39,376	-	12,342
(Less)/Plus - Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years for which Applicable Vesting Conditions were Satisfied During the Fiscal Year	(675,822)	(294,488)	240,640
Less - Fair Value as of Prior Fiscal Year End of Stock Awards Granted in Prior Fiscal Years the Failed to Meet Applicable Vesting Conditions During the Fiscal Year	-	-	-
Compensation Actually Paid	$(348,553)	$1,508,229	$2,115,059

(3)
Compensation actually paid to our named executive officers (excluding the PEO) reflects the following adjustments required by applicable SEC rules from total compensation reported in the Summary Compensation Table:

	2025	2024	2023
Summary Compensation Table - Total Compensation	$649,020	$739,639	$478,636
Less - Grant Date Fair Value of Stock Awards Granted in Fiscal Year	(264,928)	(214,635)	(64,842)
Plus - Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	77,108	396,060	611,220
(Less)/Plus - Change in Fair Value of Outstanding and Unvested Stock and Option Awards Granted in Prior Fiscal Years	(226,730)	75,075	(110)
Plus - Fair Value at Vesting of Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	22,479	-	12,342
(Less)/Plus - Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years for which Applicable Vesting Conditions were Satisfied During the Fiscal Year	(292,358)	(140,123)	113,103
Less - Fair Value as of Prior Fiscal Year End of Stock Awards Granted in Prior Fiscal Years the Failed to Meet Applicable Vesting Conditions During the Fiscal Year	-	-	-
Compensation Actually Paid	$(35,409)	$856,016	$1,150,349

(4)
Based on the market price for our common stock of $0.5114 on December 31,2022, $5.01 on December 31, 2023, $6.44 on December 31, 2024 and $0.91 on December 31, 2025.

Analysis of Information Presented in the Pay Versus Performance Table

We believe our stock price fell during 2025 as a result of lead generation challenges brought on by a change by a social media company as to how we could use their data to reach prospective patients. The result was fewer quality leads and a higher cost per pipeline add, leading to slower revenue growth compared to 2024, revised full year revenue guidance and a higher cash burn in 2025, as we increased advertising spend to try and compensate for these challenges. This occurred after a period of a higher stock price toward the end of 2023 and carrying over into early 2025, in conjunction with the announcement by the Centers for Medicare and Medicaid Services ("CMS"), that they intended to reclassify our products to the brace benefit category, reimbursed on a lump sum basis, instead of their original classification as durable medical equipment, which is reimbursed on a rental basis. CMS published preliminary fees for our products at that time.

Compensation actually paid in 2025 reflects our lower stock price, slower revenue growth, higher cash burn and net loss, turning negative for the PEO and the average of the non-PEO named executive officers. Compensation actually paid in 2024 and 2023 includes equity grants in 2023 that were made when the grant date fair value was significantly lower than the stock price at the end of both 2023 and 2024. However, the value of a $100 investment as of December 31, 2024, reflects the stock price at the beginning of 2022. An investor at the beginning of 2023, however, would have experienced a more than ten-fold increase in the value of their investment though the end of 2024. In this context, the compensation actually paid in 2024 and 2023 is in line with what investors have experienced since 2023. Investors holding our stock since the beginning of 2023 are still experiencing a 78% return.

Comparing the compensation actually paid in 2025 to amounts reported in the executive compensation table, compensation actually paid to the PEO was a higher negative amount in 2025, reflecting the PEO's increased exposure to changes in equity compensation compared to the other non-PEO named executive officers. This relationship between PEO and non-PEO named executive officer pay is reflected in 2024 and 2023 as well. Compensation actually paid to the PEO was higher by 22% and 219% in 2024 and 2023, respectively, compared with increases of 16% and 140% for the average of the non-PEO named executive officers in 2024 and 2023, respectively, as those periods were reflective of a higher stock price.

We have generated net losses since inception. Net loss increased in 2025 for the aforementioned reasons. Changes in compensation actually paid to the PEO and the average of the named executive officers reflect the change in net loss in the periods presented. This is consistent with the guidance of our board and specifically the compensation committee to align executive compensation with performance.

PROPOSAL THREE – RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have appointed CBIZ as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2026, and we are asking you and other stockholders to ratify this appointment. CBIZ merged with Marcum LLP in 2024. Marcum LLP audited our financial statements from 2015 to 2024. 2025 was the first year that CBIZ audited our financial statements.

The audit committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. As a matter of good corporate governance, our board determined to submit to stockholders for ratification the appointment of CBIZ. In the event that stockholders do not ratify this appointment of CBIZ, we will review our future appointment of CBIZ.

We expect that a representative of CBIZ will attend the virtual Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

We have adopted a policy under which the audit committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

In addition, in the event time constraints require pre-approval prior to the audit committee’s next scheduled meeting, the audit committee has authorized its chairman to pre-approve services. Engagements so pre-approved are to be reported to the audit committee at its next scheduled meeting.

Audit Fees

The following table sets forth the fees billed by CBIZ and Marcum LLP for audit, audit-related, tax and all other services rendered for 2025 and 2024, respectively:

Fee Category	2025	2024
Audit Fees	$314,494	$287,349
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$314,494	$287,349

Audit Fees. Audit fees consist of fees billed for the audit of our annual financial statements, the review of the interim financial statements, and related services that are normally provided in connection with registration statements, and in 2025, fees for audit procedures with respect to our material weakness in internal control over financial reporting, which was remediated as of December 31, 2025. Included in the 2024 audit fees is $29,355 for the preparation of a comfort letter and other procedures in conjunction with our public equity offering in December 2024.

Audit-Related Fees. Consist of aggregate fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our financial statements and were not reported above under “Audit Fees”.

Tax Fees. Consist of aggregate fees for tax compliance and tax advice, including the review and preparation of our various jurisdictions’ income tax returns.

All Other Fees. Consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above.

The audit committee pre-approves all services performed.

Vote Required

The affirmative vote of a majority of the shares present in person, by remote communication (if applicable) or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter is required to ratify the appointment of CBIZ. Abstentions will have the effect of a vote against this proposal. Broker non-votes, if any, will have no effect on the outcome of the vote.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF CBIZ LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

Report of the Audit Committee of the Board of Directors

This report is submitted by the audit committee of the Board of Directors (the “Board”) of Myomo, Inc. (the “Company”). The audit committee consists of the three directors whose names appear below. None of the members of the audit committee is an officer or employee of the Company, and the Board has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act, and the applicable rules of the NYSE American. Each member of the audit committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and the NYSE American. The Board has designated Ms. Getz as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee operates under a written charter adopted by the Board.

The audit committee’s general role is to assist the Board in monitoring our financial reporting process and related matters. Its specific responsibilities are set forth in its charter.

The audit committee has reviewed the Company’s consolidated financial statements for 2025 and met with management, as well as with representatives of CBIZ CPA's P.C. ("CBIZ"), the Company’s independent registered public accounting firm, to discuss the financial statements. The audit committee also discussed with members of CBIZ, the matters required to be discussed by the Auditing Standard No. 1301, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board.

In addition, the audit committee received the written disclosures and the letter from CBIZ required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and discussed with members of CBIZ its independence.

Based on these discussions, the financial statement review and other matters it deemed relevant, the audit committee recommended to the Board that the Company’s audited consolidated financial statements for 2025 be included in its Annual Report on Form 10-K for 2025.

The information contained in this audit committee report shall not be deemed to be “soliciting material,” “filed” or incorporated by reference into any past or future filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that the Company specifically incorporates it by reference.

Audit Committee

Heather C. Getz (Chairperson)

Thomas A. Crowley, Jr.

Thomas F. Kirk

PROPOSAL FOUR - APPROVE THE ADOPTION OF AMENDMENT NO. 3 TO THE MYOMO, INC. 2018 STOCK OPTION AND INCENTIVE PLAN

Proposal

The board of directors believes that stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the employees, officers, non-employee directors and consultants of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The board of directors believes that providing such persons with a direct stake in the Company assures a closer identification of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

On March 17, 2026, the board of directors adopted, subject to stockholder approval, Amendment No. 3 (the “Plan Amendment”) to the Myomo, Inc. 2018 Stock Option and Incentive Plan (the “2018 Plan” and as amended, the “Amended 2018 Plan”). The Plan Amendment increases the number of shares reserved for issuance by 1,833,000 shares of common stock, par value $0.0001 per share of the Company (the “Common Stock”), to an aggregate of 8,114,140 shares of Common Stock under the Amended 2018 Plan (inclusive of the Annual Evergreen Increase (as defined below) on each of January 1, 2019 through January 1, 2026, under the 2018 Plan). Other than such proposed increase in the number of shares reserved for issuance, there are no other amendments to the Amended 2018 Plan. The Amended 2018 Plan is designed to enhance the flexibility to grant equity awards to our officers, employees, non-employee directors and consultants and to ensure that we can continue to grant equity awards to eligible recipients at levels determined to be appropriate by the board of directors and/or the compensation committee. Copies of the Plan Amendment and, as amended, the Amended 2018 Plan, are attached as Annex A and Annex B, respectively to this Proxy Statement and are incorporated herein by reference.

As of April 29, 2026, there were stock options to acquire 20,953 shares of common stock outstanding under our equity compensation plans, with a weighted average exercise price of $45.97 per share and a weighted average remaining term of 3.15 years. In addition, as of April 29, 2026, 1,747,993 full value awards in the form of unvested RSU's were outstanding under our equity compensation plans. As of April 29, 2026, there were 1,909,191 shares of common stock available for awards under our equity compensation plans.

Summary of Material Features of the Amended 2018 Plan

The material features of the Amended 2018 Plan are:

•

The number of shares of common stock available for awards under the Amended 2018 Plan shall be equal to 8,114,140 shares (the “Initial Limit”); plus on January 1, 2027 and each January 1 until expiration of the Amended 2018 Plan in 2028, the number of shares of common stock reserved and available for issuance under the Amended 2018 Plan will be cumulatively increased by 4% of the number of shares of common stock outstanding on the immediately preceding December 31 or such lesser number of shares of common stock determined by management in consultation with members of the board of directors, including the compensation committee (the “Annual Increase”);

•

Shares of common stock that are forfeited, cancelled, held back upon the exercise or settlement of an award to cover the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of common stock or otherwise terminated (other than by exercise) under our Amended 2018 Plan, our 2016 Equity Incentive Plan (the “2016 Plan”), our 2004 Stock Option and Incentive Plan (the “2004 Plan”) and our 2014 Stock Option and Grant Plan (the “2014 Plan”) are added back to the shares of common stock available for issuance under the Amended 2018 Plan;

•	Shares of common stock reacquired by us on the open market will not be added to the reserved pool under the Amended 2018 Plan;

•

The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock awards, RSU's, unrestricted stock awards, cash-based awards, performance share awards and dividend equivalent rights is permitted;

•	No dividends or dividend equivalents may be paid on full value shares subject to performance vesting until such shares are actually earned upon satisfaction of the performance criteria;

•	Without stockholder approval, the exercise price of stock options and stock appreciation rights will not be reduced,

and stock options and stock appreciation rights will not be otherwise repriced through cancellation in exchange for cash, other awards or stock options or stock appreciation rights with a lower exercise price;

•	Any material amendment to the Amended 2018 Plan is subject to approval by our stockholders; and

•	The term of the Amended 2018 Plan will expire on June 19, 2028.

Based solely on the closing price of our common stock as reported by the NYSE American on April 29, 2026 of $0.7920 and the maximum number of shares that would have been available for awards as of such date under the Amended 2018 Plan, the maximum aggregate market value of the common stock that could potentially be issued under the Amended 2018 Plan is $6,226,399. The shares we issue under the Amended 2018 Plan will be authorized but unissued shares or shares of common stock that we reacquire.

Rationale for Share Increase

The Amended 2018 Plan is critical to our ongoing effort to build stockholder value. Equity incentive awards are an important component of our executive and non-executive employees’ compensation. This proposal adds additional shares available to grant under the Amended 2018 Plan to help offset the shortfall between the three-year average value adjusted burn rate of 3.47% and the ISS burn rate for non-Russell 3000 health care equipment companies of 8.23%. This approximates 1,833,000 shares, based on 38,638,669 shares outstanding as of April 29, 2026. In addition, we intend to pay bonuses earned for 2025 for all employees in fully-vested RSU's. Based on our stock price of $0.7920 on April 29, 2026, this is expected to consume approximately 1,515,000 shares available under the Amended 2018 Plan, excluding any shares elected to be withheld by employees to pay for income taxes, which would subsequently return to the pool of shares available to grant. The 2025 bonus is expected to be paid after the filing date of this Proxy Statement. We are paying bonuses in stock in order increase the alignment between stockholders and employees and to reduce cash burn in 2026.

Our compensation committee and the board of directors believe that we must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified employees necessary for our continued growth and success.

Burn rate

The following table sets forth information) regarding historical awards granted and earned for the 2023 through 2025 period, and the corresponding burn rate, which is defined as the number of shares subject to equity-based awards granted in a year divided by the weighted average number of shares of common stock outstanding for that year, for each of the last three fiscal years:

Share Element	2025	2024	2023
Stock options granted	-	-	-
Black sholes value of options granted (1)	$-	$-	$-
Full value awards granted	1,431,357	780,390	1,450,445
Value of full value awards granted	$1,302,535	$5,025,712	$7,266,729
Total value of awards granted	$1,302,535	$5,025,712	$7,266,729
Weighted average common shares outstanding during the fiscal year	41,855,607	37,758,837	29,499,341
Value of weighted average common shares outstanding during the fiscal year (2)	$38,088,602	$243,166,910	$147,791,698
Value-adjusted burn rate	3.42%	2.07%	4.92%
Three-year average value adjusted burn rate (3)		3.47%

(1)	No stock options were granted in the periods presented.

(2)	Based on closing stock prices of $0.91, $6.44, and $5.01 at December 31, 2025, 2024 and 2023, respectively.

(3)

As illustrated in the table above, our three-year average value adjusted burn rate for the 2023-2025 period was 3.47%, which is below the ISS industry category burn rate threshold of 8.23% for non-Russell 3000 health care equipment companies. The requested increase in shares available under the Amended 2018 Plan approximates the difference between our three year average value adjusted burn rate and the ISS industry burn rate, times shares outstanding at April 29, 2026.

If our request to increase the share reserve under the Amended 2018 Plan by 1,833,000 shares is approved by stockholders, we will have approximately 2,227,200 shares available for grant after the 2026 Annual Meeting, after giving effect to employee bonuses paid in fully-vested RSU's (excluding shares which may be elected to be withheld by employees to pay for income taxes and subsequently returned to the pool of shares available to grant), based on a stock price of $0.7920 on April 29, 2026. Our compensation committee determined the size of reserved pool under the Amended 2018 Plan based on projected equity awards to anticipated new hires, projected annual equity awards to existing employees and directors and an assessment of the magnitude of increase that our institutional investors and the firms that advise them would likely find acceptable. We anticipate that if our request to increase the share reserve is approved by our stockholders, when combined with the existing evergreen provision in the plan. it will be sufficient to provide equity incentives to attract, retain, and motivate employees for approximately the next two years.

Summary of the Amended 2018 Plan

The following description of certain features of the Amended 2018 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Plan Amendment and the Amended 2018 Plan, which are attached hereto as Annex A and Annex B, respectively.

Administration. The Amended 2018 Plan will be administered by the compensation committee. The compensation committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Amended 2018 Plan. The compensation committee may delegate to our chief executive officer or another executive officer or a committee comprised of the chief executive officer and another officer or officers of the Company the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not members of the delegated committee, subject to certain limitations and guidelines.

Eligibility; Plan Limits. All full-time and part-time officers, employees, non-employee directors and consultants are eligible to participate in the Amended 2018 Plan, subject to the discretion of the administrator. As of April 29, 2026, approximately 186 individuals were eligible to participate in the Amended 2018 Plan, which includes 4 executive officers, 175 employees who are not executive officers, 5 non-employee directors and 2 consultants. There are certain limits on the number of awards that may be granted under the Amended 2018 Plan. For example, the maximum number of shares that may be granted in the form of incentive stock options may not exceed the Initial Limit, cumulatively increased each January 1 by the lesser of the Annual Increase for such year or 1,000,000 shares.

Director Compensation Limit. The Amended 2018 Plan provides that the value of all awards awarded under the Amended 2018 Plan and all other cash compensation paid by the Company to any non-employee director in any calendar year shall not exceed $1,000,000.

Stock Options. The Amended 2018 Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the Amended 2018 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and consultants. The option exercise price of each option will be determined by the compensation committee but may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be the last reported sale price of the shares of common stock on NYSE American on the date immediately preceding the grant date. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure.

The term of each option will be fixed by the compensation committee and may not exceed ten years from the date of grant. The compensation committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the compensation committee. In general, unless otherwise permitted by the compensation committee, no option granted under the Amended 2018 Plan is transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the compensation committee or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee and that are not subject to risk of forfeiture. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the compensation committee may permit non-qualified options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights. The compensation committee may award stock appreciation rights subject to such conditions and restrictions as the compensation committee may determine. Stock appreciation rights entitle the recipient to shares of common stock or cash equal to the value of the appreciation in the stock price over the exercise price. The exercise price is the fair market value of the common stock on the date of grant. The term of a stock appreciation right may not exceed ten years.

Restricted Stock. The compensation committee may award shares of common stock to participants subject to such conditions and restrictions as the compensation committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified vesting period. During the vesting period, restricted stock awards may be credited with dividend equivalent rights (but dividend equivalents payable with respect to restricted stock awards with vesting tied to the attainment of performance criteria shall not be paid unless and until such performance conditions are attained).

Restricted Stock Units. The compensation committee may award RSU's to participants. RSU's are ultimately payable in the form of shares of common stock or cash subject to such conditions and restrictions as the compensation committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. In the compensation committee’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant’s compliance with the procedures established by the compensation committee and requirements of Section 409A of the Code. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.

Unrestricted Stock Awards. The compensation committee may also grant shares of common stock which are free from any restrictions under the Amended 2018 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Dividend Equivalent Rights. The compensation committee may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights granted as a component of another award (other than a stock option or stock appreciation right) may be paid only if the related award becomes vested. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

Cash-Based Awards. The compensation committee may grant cash bonuses under the Amended 2018 Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals.

Change of Control Provisions. The Amended 2018 Plan provides that upon the effectiveness of a “Sale Event,” as defined in the Amended 2018 Plan, all awards will terminate in connection with a sale event unless they are assumed, substituted, or continued by the successor entity. To the extent the parties to the Sale Event do not provide for awards under the Amended 2018 Plan to be assumed, substituted or continued by the successor entity, (i) awards of stock options and stock appreciation rights will become exercisable prior to their termination, (ii) all other awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event, and (iii) all awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the compensation committee’s discretion or to the extent specified in the relevant award agreement. In the case of such termination, (i) holders of options and stock appreciation rights will be provided with notice and an opportunity to exercise and/or (ii) the Company may make or provide for payment, in cash or in kind, to participants holding options and stock appreciation rights equal to the difference between the per share consideration and the exercise price of the options or stock appreciation rights (to the extent then exercisable in prices not in excess of the per share consideration). The compensation committee shall also have the option to make or provide for a payment, in cash or in kind, to grantees holding other awards in an amount equal to the per share cash consideration multiplied by the number of vested shares under such awards. Unless otherwise determined by our Board, any repurchase rights or other rights of the Company that relate to an award will continue to apply to consideration (including cash) that has been substituted, assumed, amended or paid in connection with a sale event.

Adjustments for Stock Dividends, Stock Splits, Etc. The Amended 2018 Plan requires the compensation committee to make appropriate adjustments to the number of shares of common stock that are subject to the Amended 2018 Plan, to certain limits in the Amended 2018 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding. Participants in the Amended 2018 Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The compensation committee may require that tax withholding obligations be satisfied by withholding shares of common stock to be issued pursuant to exercise or vesting. The compensation committee may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

Amendments and Termination. The board of directors may at any time amend or discontinue the Amended 2018 Plan and the compensation committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the rules of NYSE, any amendments that materially change the terms of the Amended 2018 Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the compensation committee to be required by the Code to preserve the qualified status of incentive options.

Effective Date of Plan. The Plan Amendment was approved by our Board on March 17, 2026. Awards of incentive options may be granted under the Amended 2018 Plan until April 20, 2028. No other awards may be granted under the Amended 2018 Plan after the date that is ten years from the date of stockholder approval of the 2018 Plan.

New Plan Benefits

Because the grant of awards under the Amended 2018 Plan is within the discretion of the compensation committee, the Company cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the Amended 2018 Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the Amended 2018 Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2025: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all current employees who are not executive officers, as a group:

	Stock Awards
Name	Number of Awards	Dollar Value (1)
Paul R. Gudonis, President and Chief Executive Officer	242,721	$714,373
David Henry, Chief Financial Officer	118,703	351,850
Harry Kovelman, Chief Medical Officer	97,960	290,860
All current executive officers as a group	552,281	1,634,017
All current directors who are not executive officers as a group	118,880	340,000
All current employees and consultants who are not executive officers as a group	760,196	2,142,773

(1)

The valuation of stock awards is based on the grant date fair value computed in accordance with ASC Topic 718 disregarding any estimates of forfeitures. The grant date fair value is the fair market value of our common stock on the date of grant multiplied by the number of shares of common stock underlying such stock award. Represents the weighted-average exercise price for the group.

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the Amended 2018 Plan. It does not describe all federal tax consequences under the Amended 2018 Plan, nor does it describe state or local tax consequences.

Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above, generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options. No income is realized by the optionee at the time a non-qualified option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards. The Company generally will be entitled to a tax deduction in connection with other awards under the Amended 2018 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of an award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions. Under Section 162(m) of the Code, the Company’s deduction for awards under the Amended 2018 Plan may be limited to the extent that any “covered employee” (as defined in Section 162(m) of the Code) receives compensation in excess of $1 million a year.

Equity Compensation Plan Information

The following table sets forth information regarding our equity compensation plans as of December 31, 2025:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights ($)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (2)
Equity compensation plans approved by stockholders	21,494	$45.00	524,565
Equity compensation plans not approved by stockholders	—	$—	—
Total	21,494	$45.00	524,565

(1)	Since RSUs do not have an exercise price, such units are not included in the weighted average exercise price calculation.

(2)

Represents the shares remaining available for issuance under the Amended 2018 Plan, excluding the shares that were added to the plan as a result of the automatic annual increase on January 1, 2026. The Amended 2018 Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1 by 4% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by the compensation committee. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The shares of common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the Amended 2018 Plan, the Company’s 2016 Equity Incentive Plan, the Company’s 2014 Stock Option and Incentive Plan and the Company’s 2004 Stock Option and Grant Plan are added back to the shares available for grant.

Vote Required

The affirmative vote of a majority of shares present in person, by remote communication (if applicable) or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter is required for the approval of the Plan Amendment. Abstentions have the effect of a vote against this proposal. Broker non-votes will have no effect on the outcome of the vote.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF AMENDMENT NO. 3 TO THE MYOMO, INC. 2018 STOCK OPTION AND INCENTIVE PLAN.

PROPOSAL FIVE - APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK

Our certificate of incorporation currently authorizes the issuance of 75,000,000 shares of capital stock, par value $0.0001 per share, including 65,000,000 shares of common stock and 10,000,000 shares of preferred stock. After due consideration, our board of directors has determined that it is in the best interests of the Company and its stockholders to amend our certificate of incorporation to increase the number of authorized shares of our common stock to 100,000,000, resulting in a corresponding increase in the total number of that we are authorized to issue from 75,000,000 shares to 110,000,000 shares. No change is proposed to the number of preferred shares.

Current Capitalization

As of April 29, 2026, our capitalization was as follows:

•	38,638,696 shares of our common stock were issued and 38,638,669 shares were outstanding;

•	5,130,445 shares of common stock were reserved for issuance in connection with the exercise of warrants;

•	1,909,191 shares of common stock were reserved for issuance under our 2018 Stock Option and Incentive Plan;

•	20,953 shares of common stock were reserved for issuance upon the exercise of stock options;

•	1,747,993 shares were reserved for issuance upon the vesting of RSU's;

•	no shares of our preferred stock were issued or outstanding, and there are currently no plans, arrangements, commitments or understandings to issue any shares of our preferred stock.

Based on the above capitalization information, 17,552,722 shares of our currently authorized common stock remain unissued and unreserved and available for future issuance as of April 29, 2026.

Purpose of the Amendment

Our board of directors believes that it is advisable and in the best interests of the Company and our stockholders to increase the number of authorized shares of common stock in order to provide us with sufficient flexibility to issue additional shares of common stock for corporate purposes. These purposes may include, without limitation:

•	raising additional capital through public or private equity financings;

•	funding or facilitating strategic partnerships, collaborations, licensing transactions, or acquisitions;

•	expanding the shares available for issuance under current or future equity compensation plans;

•	issuing shares upon the exercise, settlement, or conversion of outstanding or future options, warrants, convertible securities, or other rights;

•	maintaining flexibility to respond to business opportunities and competitive developments; and;

•	other general corporate purposes

The board of directors believes that having additional authorized shares available for issuance is prudent and desirable in light of the capital needs, strategic alternatives, and general corporate requirements that may arise. The availability of additional authorized shares would allow us to act promptly in response to market conditions and business opportunities, without the delay and expense associated with calling a special meeting of stockholders to approve an increase in authorized shares.

As a result, the board of directors has approved and is recommending that our stockholders approve an increase in the number of shares of our common stock that we are authorized to issue to from 65,000,000 to 100,000,000 shares. The board of directors believes that increasing the number of shares of our common stock that we are authorized to issue will provide us with sufficient flexibility to issue shares of our common stock as needed for general corporate purposes for the foreseeable future.

Potential Adverse Effects of the Amendment

Although our board of directors believes 100,000,000 authorized shares of common stock will be sufficient for our expected purposes for the foreseeable future, these expectations could turn out to be incorrect and we may require additional authorized shares sooner than we expect. In that case, we would be forced to obtain the approval of our stockholders to effect an increase to our authorized shares. The stockholder approval process can be and time-consuming and is subject to a variety of SEC rules that implement waiting periods throughout the process, which could prevent us from obtaining any increase to our authorized shares in a timely manner. Moreover, our stockholders may not approve any future proposal to increase our authorized shares. Either of these outcomes could force us to forego opportunities that we believe to be valuable or prevent us from using equity for compensation or other corporate purposes, which could limit our flexibility and prospects and strain our cash resources.

Procedure for Effecting the Amendment

The amendment to our certificate of incorporation will become effective upon the filing of the amendment with the Secretary of State of the State of Delaware. The text of the form of the amendment to the certificate of incorporation is set forth in Annex C to this Proxy Statement. Such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware or as the board of directors deems necessary or advisable to effect the proposed certificate of incorporation. Subject to the discretion of the board of directors, which could elect to abandon the amendment at any time before or after stockholder approval, we expect to file the certificate of amendment with the Secretary of State of the State of Delaware as soon as practicable following stockholder approval.

Vote Required

The affirmative vote of a majority of votes properly cast by the holders of the shares present in person, by remote communication (if applicable) or represented by proxy duly authorized at the meeting and voting on such proposal is required to approve the amendment to our certificate of incorporation to increase the number of shares of common stock to 100,000,000 shares. Abstentions have the effect of a vote against this proposal. Broker non-votes will have no effect on the outcome of the vote.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than compensation arrangements, we describe below transactions and series of similar transactions since January 1, 2024, to which we were a party or will be a party, including in which:

•
the amounts involved exceeded or will exceed the lesser of $120,000 and one percent of the average of our total assets at year-end for our last two completed fiscal years; and
•
any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Participation in our December 2024 Registered Public Offering

In December 2024, we sold, in a registered public offering, an aggregate of 3,450,000 shares of our common stock at a purchase price of $5.00 per share The aggregate gross proceeds before deducting offering expenses payable by us was approximately $17.2 million. The following table summarizes purchases of our shares of common stock by related persons in excess of $120,000 in connection with such registered public offering.

	Shares of Common Stock	Total Purchase Price
AIGH Capital Management(1)	200,000	$1,000,000
Rosalind Master Fund L.P.(2)	270,000	$1,350,000
Triple Gate Partners LP.(3)	270,000	$1,350,000
Total	740,000	$3,700,000

(1)
AIGH Capital Management was a holder of five percent or more of our capital stock.at the time of the transaction. Yitzchak Jacobovitz is a partner of AIGH Capital Management and is a former member of our board of directors.
(2)
Rosalind Master Fund L.P. is a holder of five percent or more of our capital stock.
(3)
Triple Gate Partners LP was a holder of five percent or more of our capital stock at the time of the transaction.

Participation in our January 2024 Registered Direct Offering

In January 2024, we entered into a securities purchase agreement with certain investors pursuant to which we sold, in a registered direct offering, an aggregate of 1,354,218 shares of our common stock at a purchase price of $3.80 per share and pre-funded warrants to purchase 224,730 shares of common stock at a purchase price of $3.7999 per pre-funded warrant. The pre-funded warrants have an exercise price of $0.0001 per share of common stock and remain exercisable until exercised in full. The aggregate gross proceeds before deducting offering expenses payable by us was approximately $6.0 million. The following table summarizes purchases of our shares of common stock and pre-funded warrants by related persons in excess of $120,000 in connection with such registered direct offering.

	Shares of Common Stock	Shares Common Stock Issuable Upon The Exercise Of Pre-Funded Warrants	Total Purchase Price
AIGH Capital Management(1)	170,000	224,730	$1,499,952
Rosalind Master Fund L.P.(2)	394,730	—	$1,499,974
Triple Gate Partners LP.(3)	157,800	—	$599,640
Total	722,530	224,730	$3,599,566

(1)
AIGH Capital Management was a holder of five percent or more of our capital stock.at the time of the transaction. Yitzchak Jacobovitz is a partner of AIGH Capital Management and is a former member of our board of directors.
(2)
Rosalind Master Fund L.P. is a holder of five percent or more of our capital stock.
(3)
Triple Gate Partners LP was a holder of five percent or more of our capital stock at the time of the transaction.

Policy for Approval of Related Party Transactions

We have adopted a written policy that requires all transactions between us and any director, director nominee, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons (as defined in Item 404 of Regulation S-K under the Securities Act) or their affiliates, in which the amount involved is equal to or greater than $120,000, be approved in advance by our audit committee. Any request for such a transaction must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, the extent of the related party’s interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances.

All of the transactions described below that occurred prior to our initial public offering were entered into prior to the adoption of this written policy but each was approved by our board of directors. Prior to our board of directors’ consideration of a transaction with a related person, the material facts as to the related person’s relationship or interest in the transaction were disclosed to our board of directors, and the transaction was not approved by our board of directors unless a majority of the directors approved the transaction.

Indemnification Agreements

We have agreements to indemnify our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our board of directors to the maximum extent allowed under Delaware law.

PROPOSAL SIX – ADVISORY (NON-BINDING) STOCKHOLDER PROPOSAL REGARDING THE CLASSIFICATION OF DIRECTORS

Horton Capital Partners Fund, LP (the “Horton Fund”) has notified us that it intends to present the following resolution at the Annual Meeting. The Horton Fund has also informed us that, as of December 23, 2025, the date it submitted the resolution, it was the beneficial owner of 1,891,593 shares of our common stock and that it held such shares continuously for at least one year prior to the submission of its proposal. The address of the Horton Fund is 1717 Arch Street, Suite 3740, Philadelphia, PA, 19103. The proposal will be voted on at the Annual Meeting only if properly presented by or on behalf of the proponent. We are not responsible for the accuracy or content of the Horton Fund’s stockholder proposal or supporting statement, which is presented below as received from the Horton Fund in accordance with SEC rules:

“RESOLVED: That the shareholders of Myomo, Inc. request that the Board of Directors take all necessary steps (including any amendments to the certificate of incorporation and/or bylaws), in compliance with applicable law and subject to shareholder approval, to eliminate the classification of the Board of Directors so that all directors are elected at or after the 2026 Annual Meeting of Shareholders be elected annually.”

Supporting Statement of the Horton Fund

“A classified, or staggered, Board structure reduces accountability by allowing directors to stand for election only once every several years. Under this structure, shareholders have limited ability to express their views directly and consequentially on the performance of the Board and vote on all directors on an annual basis. This proposal requests that Myomo, Inc. transition to a declassified board in which all directors are elected annually. This reform represents a widely recognized corporate governance “best practice” supported by leading institutional investors, proxy advisory firms, and academic research.

Annual director elections enhance Board accountability and provide shareholders with a regular mechanism to evaluate the performance, oversight quality, and responsiveness of the Board. Both Institutional Shareholder Services (ISS) and Glass Lewis consistently recommend voting FOR proposals to declassify boards, citing the strong governance benefits and the alignment with long-standing principles of director accountability. Companies across the Russell 3000 have moved toward annual elections over the past decade, with the majority of U.S. public companies phasing out classified boards.

A substantial body of academic research finds that classified boards are associated with reduced firm value, board responsiveness, and diminished shareholder rights. Studies published in the Journal of Financial Economics and other peer-reviewed journals have observed that firms with classified boards, on average, trade at lower valuation multiples than companies with annually elected boards. Additional research suggests that declassification is correlated with improved long-term performance and more effective managerial oversight. These findings have shaped the voting policies of many institutional investors who view annual elections of directors as a fundamental component of strong governance. Adopting annual elections signals a commitment to transparency, accountability, and shareholder value creation.

This proposal is simple, cost-effective, and consistent with market standards. It does not alter the Board’s fiduciary duties, impede strategic flexibility, or require substantial operational changes. Rather, it enhances the Company’s governance foundation and better positions the Board to earn shareholder support through regular electoral accountability.

For the reasons described above we urge shareholders to vote FOR the proposal to declassify the Board of Directors.”

Statement of the Board of Directors

Our board of directors has considered the non-binding proposal set forth above relating to the declassification of the board of directors, and has determined not to support or oppose the proposal and to make no voting recommendation to stockholders. The proposal, which is advisory (non-binding) in nature, would constitute a recommendation to the board of directors if approved by stockholders. Our board of directors recognizes that staggered terms for directors is a topic with a multitude of views and perspectives, and believes that there are valid arguments in favor of, and in opposition to, classified boards. The board of directors wants to use this proposal as an opportunity for stockholders to express their views on this subject without being influenced by any recommendation the board of directors might make.

Supporters of classified boards often argue, among other things, that there are valid reasons for microcap companies like us to maintain a classified board structure. Among those reasons:

•
A classified board structure promotes continuity and stability in leadership and allows directors to focus on long-term value creation. Because approximately one-third of the board of directors is elected each year, the structure reduces the potential for abrupt changes in the board of directors’ composition that could disrupt strategic initiatives;
•
A classified board can enhance the board of directors’ ability to respond to certain types of takeover bids by making it more difficult for an unsolicited bidder to gain control of a company. It also encourages potential acquirors to engage constructively with the board of directors rather than pursuing coercive tactics;
•
Directors with historical knowledge of, and intimate familiarity with, a company may be better able to provide informed oversight of corporate policies and have the perspective necessary for the orderly development of sound, long-term strategic planning;
•
An abrupt change in a company’s board of directors could impair the Company’s ability to achieve its long-term strategic goals;
•
A classified board enhances the ability of the Company’s employees, stockholders, customers, and suppliers, as well as others with whom the Company does business, to rely on the continuity and stability of the Company’s corporate policies;
•
A classified board provides directors with a platform on which to focus on the execution of long-term strategies for the growth and profitability of the Company’s business;
•
The overlapping of director terms resulting from a classified board allows directors to gain a deeper understanding of the Company’s business;
•
As a result of having a classified board, a majority of the directors in office at any one time will be individuals with prior experience and in-depth knowledge of the Company’s business, which should better enable them to make long-term decisions in the best interests of the Company and its stockholders;
•
Classified boards enhance the independence of non-employee directors by providing them with a longer term of office, thus reducing management’s ability to pressure directors to act too quickly or in an uninformed manner; and
•
Longer terms for boards of directors help attract more qualified candidates willing to commit the time and dedication necessary to understand the Company, its operations and its competitive environment.

Opponents of classified boards often raise counterarguments, including those set forth above in the Horton Fund’s supporting statement above, among others.

Approval of this proposal alone would not eliminate the classified board of directors. Delaware law requires that, in order to eliminate our classified board of directors, an amendment to our certificate of incorporation would need to be approved by our board of directors and the affirmative vote of holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares entitled to vote thereon.

Our board of directors values the opinions of our stockholders. Because this is an advisory (non-binding) proposal, our board of directors is not making a recommendation either for or against this proposal and will consider the results of this vote in determining whether to put forth future changes to our corporate governance structure to a for stockholder approval.

Vote Required

The affirmative vote of a majority of the shares present in person, by remote communication (if applicable) or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter is required to approve this non-binding stockholder proposal regarding the classification of directors. Abstentions will have the effect of a vote against this proposal. Broker non-votes will have no effect on the outcome of the vote.

Recommendation of the Board of Directors

THE BOARD IS NOT OPPOSING THIS PROPOSAL AND MAKES NO VOTING RECOMMENDATION TO STOCKHOLDERS WITH RESPECT TO THIS PROPOSAL.

TRANSACTION OF OTHER BUSINESS

The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

ADDITIONAL INFORMATION

Procedures for Submitting Director Nominations and Other Stockholder Proposals

Requirements for Director Nominations and Stockholder Proposals to be Brought Before the 2027 Annual Meeting. Our bylaws provide that, for nominations of persons for election to our board of directors or other proposals (not intended for inclusion in our 2027 proxy materials in accordance with Rule 14(a)-8) to be considered at our 2027 Annual Meeting of Stockholders (the "2027 Annual Meeting"), a stockholder of record must give written notice to our Corporate Secretary at Myomo, Inc., 45 Blue Sky Dr., Suite 101, Burlington, MA 01803, not later than the close of business 90 days, nor earlier than the close of business 120 days, prior to the first anniversary of the date of the preceding year’s annual meeting. However, the bylaws also provide that in the event the date of the 2027 Annual Meeting is more than 30 days before or more than 30 days after such anniversary date, notice must be delivered not later than the close of business on the later of the 90th day prior to the 2027 Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Accordingly, provided that our 2027 Annual Meeting is not held more than 30 days before or more than 30 days after June 25, 2027, a written notice of the stockholder's intent to present director nominations or other proposals at our 2027 Annual Meeting must be received by our Corporate Secretary not earlier than the close of business on February 25, 2027 and not later than the close of business on March 27, 2027. Any notice of nomination or other proposal must include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, the person’s written consent to be named in the Proxy Statement and to serve as a director if elected and such information as we might reasonably require to determine the eligibility of the person to serve as a director. As to other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of such stockholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business, the number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record by the stockholder proposing such business or its affiliates or associates (as defined in Rule 12b-2 promulgated under the Exchange Act) and certain additional information. The advance notice requirements for the Annual Meeting are as follows: a stockholder’s notice shall be timely if delivered to our Corporate Secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all stockholders’ notices. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company's nominees must also comply with the additional requirements of Rule 14a-19(b) under the Exchange Act. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. IN addition to the requirements above, any stockholder who wishes to submit a proposal (other than director nominations) for inclusion in our proxy materials for our 2027 Annual Meeting must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2027 Annual Meeting, all applicable requirements of Rule 14a-8 must be satisfied, and we must receive such proposals no later than January [●], 2027. Such proposals must be delivered to our Corporate Secretary at Myomo, Inc., 45 Blue Sky Dr., Suite 101, Burlington, MA. 01803.

Annex A

THIRD AMENDMENT TO THE MYOMO, INC.

2018 STOCK OPTION AND INCENTIVE PLAN

This Third Amendment (this “Amendment”) to the Myomo, Inc. 2018 Stock Option and Incentive Plan, as amended (the “Plan”), of Myomo, Inc. (the “Company”) is effective as of the date of approval by the Company’s stockholders (the “Effective Date”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Plan.

As of the Effective Date, the Plan shall be amended as follows:

1.	Section 3(a) of the Plan is hereby deleted in its entirety and replaced with the following:

(a)

Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 8,114,140 shares (the “Initial Limit”), subject to adjustment as provided in Section 3(c), plus on January 1, 2027 and each January 1 thereafter until expiration of the Plan, the number of shares of Stock reserved and available for issuance under the Plan shall be cumulatively increased by 4 percent of the number of shares of Stock issued and outstanding on the immediately preceding December 31 or such lesser number of shares as determined by the Administrator (the “Annual Increase”). Subject to such overall limitation, the maximum aggregate number of shares of Stock that may be issued in the form of Incentive Stock Options shall not exceed the Initial Limit cumulatively increased on January 1, 2024 and each January thereafter by the lesser of the Annual Increase for such year or 1,000,000 shares of Stock, subject in all cases to adjustment as provided in Section 3(c). Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company. For purposes of this limitation, the shares of Stock underlying any Awards under the Plan and under the Company’s 2004 Stock Option and Incentive Plan, 2014 Stock Option and Grant Plan and/or 2016 Equity Incentive Plan that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

2.	Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

Annex B

MYOMO, INC.

2018 STOCK OPTION AND INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Myomo, Inc. 2018 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of Myomo, Inc. (the “Company”) and its Subsidiaries (if any) upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its businesses to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Award” or “Awards” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Consultant” means any natural person that provides bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which the Plan becomes effective as set forth in Section 19.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National

Association of Securities Dealers Automated Quotation System (“Nasdaq”), Nasdaq Global Market, The New York Stock Exchange or another national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.

“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Service Relationship” means any relationship as a full-time employee, part-time employee, director or other key person (including Consultants) of the Company or any Subsidiary or any successor entity (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or Consultant).

“Stock” means the Common Stock, par value $0.0001 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a fifty percent (50%) interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2.	ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Administration of Plan. The Plan shall be administered by the Administrator.

(b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and

(vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c) Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to a committee consisting of one or more officers of the Company including the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) members of the delegated committee. Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d) Award Certificate. Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(e) Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(f) Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 2,280,326 shares (the “Initial Limit”), subject to adjustment as provided in Section 3(c), plus on January 1, 2024 and each January 1 thereafter, the number of shares of Stock reserved and available for issuance under the Plan shall be cumulatively increased by

4 percent of the number of shares of Stock issued and outstanding on the immediately preceding December 31 or such lesser number of shares as determined by the Administrator (the “Annual Increase”). Subject to such overall limitation, the maximum aggregate number of shares of Stock that may be issued in the form of Incentive Stock Options shall not exceed the Initial Limit cumulatively increased on January 1, 2024 and each January thereafter by the lesser of the Annual Increase for such year or 1,000,000 shares of Stock, subject in all cases to adjustment as provided in Section 3(c). Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company. For purposes of this limitation, the shares of Stock underlying any Awards under the Plan and under the Company’s 2004 Stock Option and Incentive Plan, 2014 Stock Option and Grant Plan and/or 2016 Equity Incentive Plan that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b) Maximum Awards to Non-Employee Directors. Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Non-Employee Director in any calendar year shall not exceed $1,000,000. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.

(c) Changes in Stock. Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(d) Mergers and Other Transactions. In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In such case, except as may be otherwise provided in the relevant Award Certificate, all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event, and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator’s discretion or to the extent specified in the relevant Award Certificate. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights (provided that, in the case of an Option or Stock Appreciation Right with an exercise price equal to or less than the Sale Price, such Option or Stock Appreciation Right shall be cancelled for no consideration); or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale

Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee. The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards.

SECTION 4. ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and Consultants of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5. STOCK OPTIONS

(a) Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(b) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than one hundred percent (100%) of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value on the grant date. Notwithstanding the foregoing, Stock Options may be granted with an exercise price per share that is less than one hundred percent (100%) of the Fair Market Value on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(c) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(d) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Option Award Certificate:

(i) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii) Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or

(iv) With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(f) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6. STOCK APPRECIATION RIGHTS

(a) Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b) Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the date of grant.

(c) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(d) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined on the date of grant by the Administrator. The term of a Stock Appreciation Right may not exceed ten years. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

SECTION 7. RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives.

(b) Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of performance goals, any dividends paid by the Company during the performance period shall accrue and shall not be paid to the grantee until and to the extent the performance goals are met with respect to the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c) Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the

Administrator either in the Award Certificate or, subject to Section 15 below, in writing after the Award is issued, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d) Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”

SECTION 8. RESTRICTED STOCK UNITS

(a) Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock (or cash, to the extent explicitly provided for in the Award Certificate) upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.

(b) Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

(c) Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his Restricted Stock Units, subject to the provisions of Section 11 and such terms and conditions as the Administrator may determine.

(d) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 15 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9. UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10. CASH-BASED AWARDS

Grant of Cash-Based Awards. The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified performance goals. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.

SECTION 11. DIVIDEND EQUIVALENT RIGHTS

(a) Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.

(b) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 15 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 12. TRANSFERABILITY OF AWARDS

(a) Transferability. Except as provided in Section 12(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b) Administrator Action. Notwithstanding Section 12(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

(c) Family Member. For purposes of Section 12(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than fifty percent (50%) of the voting interests.

(d) Designation of Beneficiary. To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 13. TAX WITHHOLDING

(a)
Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any

Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.
(b)
Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the Company’s required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. The Administrator may also require Awards to be subject to mandatory share withholding up to the required withholding amount. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the Participants. The required tax withholding obligation may also be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

SECTION 14. SECTION 409A AWARDS

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 15. TERMINATION OF EMPLOYMENT, TRANSFER, LEAVE OF ABSENCE, ETC.

(a) Termination of Employment. If the grantee’s Service Relationship is with a Subsidiary and such Subsidiary ceases to be a Subsidiary, the grantee shall be deemed to have terminated his or her Service Relationship for purposes of the Plan.

(b) For purposes of the Plan, the following events shall not be deemed a termination of employment:

(i) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 16. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(c) or 3(d), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash or other Awards. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c) or 3(d).

SECTION 17. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the

Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 18. GENERAL PROVISIONS

(a) No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b) Issuance of Stock. To the extent certificated, stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any evidence of book entry or certificates evidencing shares of Stock pursuant to the exercise or settlement of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. Any Stock issued pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate or notations on any book entry to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c) Stockholder Rights. Until Stock is deemed delivered in accordance with Section 18(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(f) Clawback Policy. Awards under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time.

SECTION 19. EFFECTIVE DATE OF PLAN

This Plan shall become effective upon the date following stockholder approval in accordance with applicable state law, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 20. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS:

DATE APPROVED BY STOCKHOLDERS:

Annex C

Third Certificate of Amendment

to the

Eighth Amended and Restated

Certificate of Incorporation

Myomo, Inc., a corporation organized and existing under virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”) does hereby certify as follows:

1)	The name of the corporation is Myomo, Inc. (the “Corporation”).

2)	The Eighth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 8, 2017.

3) 4)

The Certificate of Amendment to the Eighth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 30, 2020.

The Second Certificate of Amendment to the Eighth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 10, 2021.

5)

Pursuant to and in accordance with Section 242 of the DGCL, this Third Certificate of Amendment hereby further amends the provisions of the Eighth Amended and Restated Certificate of Incorporation of the Corporation as follows:

a.	Section 1 of Article IV is hereby amended and restated to read in its entirety as follows:

“Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is 110,000,000, of which 10,000,000 shares of the par value of $0.0001 shall be designated Preferred Stock and 100,000,000 shares of the par value of $0.0001 shall be designated Common Stock.”

6)

This Third Certificate of Amendment to the Eighth Amended and Restated Certificate of Incorporation was duly proposed and adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and the affirmative vote of the holders of a majority of the Corporation’s outstanding stock entitled to vote thereon.

7)	This Third Certificate of Amendment to the Amended and Restated Certificate of Incorporation shall be effective on and as of the date of filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, this Third Certificate of Amendment to the Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this Corporation on this day of , 2026.

By:
Paul R. Gudonis, Chief Executive Officer

PRELIMINARY - SUBJECT TO COMPLETION myomo my own motion P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Myomo, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 13, 2026 Tuesday, June 9, 2026 9:00 AM, Eastern Time Annual meeting to be held via the Internet - please visit www.proxydocs.com/MYO for more details. Internet: www.proxypush.com/MYO Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-866-509-2158 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/MYO YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 9:00 AM, Eastern Time, June 9, 2026. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Paul Gudonis and David Henry (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Myomo, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

PRELIMINARY - SUBJECT TO COMPLETION myomo my own motion Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR EACH NOMINEE IN PROPOSAL 1 FOR PROPOSALS 2, 3, 4, 5 AND 7 NO RECOMMENDATION ON PROPOSAL 6 Myomo, Inc. Annual Meeting of Stockholders PROPOSAL YOUR VOTE 1. Elect two Class III directors, namely Paul R. Gudonis and Thomas F. Kirk, each to hold office until the 2029 annual meeting of stockholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal; 1.01 Paul R. Gudonis 1.02 Thomas F. Kirk 2. Approve in an advisory (non-binding) vote, the compensation of our named executive officers as disclosed in the Proxy Statement; 3. Ratify the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026; 4. Approve the adoption of Amendment No. 3 to the Myomo 2018 Stock Option and Incentive Plan, which increases the number of shares available under the Amended 2018 Plan by 1,833,000 shares; 5. Approve an amendment to our certificate of incorporation to increase the number of authorized shares of common stock to 100,000,000; 6. To vote on an advisory (non-binding) shareholder proposal regarding the classification of directors (if properly presented at the Annual Meeting); 7. To approve any adjournments and postponements of the Annual Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the Annual Meeting to approve Proposals 1-6; and 8. Transact any other business that properly comes before the Annual Meeting (including adjournments and postponements thereof). FOR WITHHOLD FOR AGAINST ABSTAIN BOARD OF DIRECTORS RECOMMENDS FOR FOR FOR FOR FOR FOR N/A FOR You must register to attend the meeting online and/or participate at www.proxydocs.com/MYO Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date